Filed Pursuant to Rule 424(b)(3)
Registration No. 333-120276
SUPPLEMENT NO. 1
ATEL Capital Equipment Fund XI, LLC
Supplement dated December 31, 2005
to the Prospectus dated April 11, 2005
of ATEL Capital Equipment Fund XI, LLC
(the “Fund”)
TABLE OF CONTENTS

Status of the offering	1
Equipment acquisitions	1
Distributions	3
Management	3
Management’s Discussion and Analysis	4
Experts	5
Financial Statements	F-1
Prior Performance Information	A-1
The Fund’s Prospectus is hereby supplemented as set forth on the following pages. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated April 11, 2005. Terms not otherwise defined herein have the meaning as defined in the Prospectus.
Status of the Offering
As of May 31, 2005, the Fund had received and accepted subscriptions for 120,000 Units ($1,200,000). As a result, the escrow condition was satisfied and the subscription proceeds were released to the Fund.
As of December 31, 2005, the Fund had received and accepted subscriptions for 3,960,298 Units for total subscription proceeds in the amount of $39,602,980. As of such date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.
Equipment Acquisitions
Set forth below is a summary of the portfolio acquisitions and transactions entered into or identified by the Fund as of the date of this supplement.

PORTFOLIO ACQUISITIONS

	Equipment	Commence	Acquisition	Indebt-
Lessee	Type	Date(s) (1)	Price (2)	edness (3)	Term (4)	Type (5)
Leases and notes funded:
Alveolus, Inc.	Miscellaneous	Sep-05	$250,000	$—	36	NR
Alveolus, Inc.	Miscellaneous	Oct-05	125,000	—	36	NR
Arsenal Digital Solutions	Material Handling Equipment	Dec-05	1,015,693	—	42	NR
Bayer Corporation	Research	Aug-05	322,892	—	48	HP
Bayer Corporation	Research	Sep-05	300,000	—	60	HP
Boingo Wireless, Inc.	Computer Equipment	Nov-05	123,802	—	16	NR
Chelsio Communications	Computers	Nov-05	27,600	—	24	NR
Cymbet Corporation	Computer Equipment	Dec-05	465,774	—	30	NR
East Midlands Ambulance	Ambulance & Emergency Vehicles	Dec-05	632,569	—	60	HP
Lincolnshire Ambulance	Motor Vehicles	Jan-06	1,937,276	—	60	HP
Lincolnshire Ambulance	Motor Vehicles	Nov-05	178,851	—	60	HP
Locus Pharmaceuticals	Miscellaneous	Nov-05	500,000	—	36	NR
Locus Pharmaceuticals, Inc.	Senior Term Loan	Nov-05	250,000	—	36	NR
Meadwestvaco Corp.	Material Handling	Nov-05	532,159	—	36	OL
Meadwestvaco Corp.	Material Handling	Jan-06	132,018	—	36	OL
New NGC, Inc.	Manufacturing Facility	Dec-05	2,503,105	—	120	HP
On24, Inc.	Computer Equipment	Nov-05	62,353	—	36	NR
OpenPages, Inc.	Computer Equipment	Dec-05	237,345	—	36	NR
Renal Solutions, Inc.	Miscellaneous	Aug-05	500,000	—	36	NR
Technorati, Inc.	Computer Equipment	Nov-05	343,234	—	36	NR
Technorati, Inc.	Computers	Nov-05	171,617	—	36	NR
Technorati, Inc.	Computers	Oct-05	150,000	—	36	NR
Union Pacific Railroad	Rail Transport	Oct-05	4,987,326	—	120	FP
Union Pacific Railroad	Rail Transport	Oct-05	2,479,616	—	118	FP
Whirlpool Corporation	Material Handling Equipment	Dec-05	3,260,203	—	36,60,60	HP

	Total funded as of December 31, 2005:		$21,488,433	$—

NOTES

(1)	In many cases, a lease or loan transaction is funded over a period of time according to the lessee’s or borrower’s requirements. Therefore, “Commence Date(s)” expressed as a range represents multiple lease and loan commencement dates occurring or anticipated under the same transaction line.

(2)	“Acquisition Price” includes either amounts committed to lessees or borrowers by the Fund, or actual transaction acquisition costs as of December 31, 2005. All figures are rounded to the nearest dollar. For any transactions which are not fully funded, the “Acquisition Price” may change as a result of ongoing fundings. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member’s best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described.

(3)	“Indebtedness” is the original principal amount of the debt acquired or assumed by the Fund in order to acquire the transaction and leverage the Acquisition Price. Although transactions may originally be purchased for all cash, the Managing Member may subsequently leverage equipment in order to achieve an overall debt-equity balance for the portfolio.

(4)	“Term” is expressed in terms of months, although actual lease and loan terms may be monthly, quarterly, semiannual or annual.

(5)	A designation of “FP” indicates that the aggregate rents to be received during the Term equal or exceed the Acquisition Price of the transaction. A designation of “HP” indicates that the aggregate contracted payments to be received during the Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of “OL” indicates that the aggregate payments to be received during the Term are less than 90% of the Acquisition Price. A designation of “NR” indicates that the transaction is a note receivable.

Distributions
The following table is a summary of cash distributions by the Fund to Holders to the date of this Supplement. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital.
The source of all cash distributions has been cash received by the Fund from its operations, including cash received from leases and loans and interest income.

						Weighted
					Total	Average
Distribution	Month	Return of	Distribution	Total	Distribution	Units
Period (1)	Paid	Capital	of Income	Distribution	per Unit (2)	Outstanding
June 2005	July 2005	$29,852	$—	$29,852	$0.066667	447,780
July 2005	August 2005	62,624	—	62,624	0.066667	939,360
August 2005	September 2005	92,922	—	92,922	0.066667	1,393,830
September 2005	October 2005	124,283	—	124,283	0.066667	1,864,245
October 2005	November 2005	163,854	—	163,854	0.066667	2,457,810
November 2005	December 2005	183,457	—	183,457	0.066667	2,751,855

		656,992	—	656,992	$0.40

June 2005	July 2005	2,128	—	2,128	$0.200000	10,640
September 2005	October 2005	41,833	—	41,833	0.200000	209,165

		43,961	—	43,961	$0.400000

		$700,953	$—	$700,953

(1)	Investors may elect to receive their distributions either monthly or quarterly. See “Timing and Method of Distributions” on Page 58 of the Prospectus. The monthly distributions in the table include only those distributions made to investors on a monthly basis. The quarterly distributions in the table include only those distributions made to investors on a quarterly basis.

(2)	Total distributions per Unit represents the per Unit distribution rate for those Units which were outstanding for all of the applicable period.
Management
The Manager
Effective July 31, 2005, Donald Carpenter relinquished his position as controller of the Manager, ATEL Financial Services, LLC, and its affiliates. Mr. Carpenter will remain a consultant to ATEL Capital Group until his intended retirement in July 2006. Effective September 30, 2005 Elif Kuvvetli left her position as corporate controller of the Manager and its affiliates to pursue other interests. Paritosh Choksi continues to serve in the capacity of Chief Financial Officer of ATEL and its affiliates, a position he has had since 1999.
Management of the Fund’s Operations and Administration
As disclosed in Current Reports filed by each of the active prior public programs managed by the Manager in October and November 2005, a review of certain accounting controls and procedures has resulted in these programs need to restate their respective financial statements for the periods ended December 31, 2004 and for the first two quarters of 2005. This need to restate their financial statements reflects a material weakness in the Manager’s disclosure controls and procedures with respect to the prior programs and the Fund. The Manager is taking steps to assure accurate and complete reporting for all future periods.
Management’s Discussion and Analysis
Capital Resources and Liquidity
The Fund commenced its offering of Units on April 11, 2005. On May 31, 2005, the Fund commenced operations in its primary business (leasing and lending activities). Until the Fund’s initial portfolio of equipment has been purchased, funds that have been received, but that have not yet been invested in leased equipment, are invested in interest-bearing accounts or high-quality/short-term commercial paper. The Fund’s public offering provides for a total maximum capitalization of $150,000,000.
During the funding period, the Fund’s primary source of liquidity will be subscription proceeds from the public offering of Units. As of September 30, 2005, $24,805,730 had been contributed. The liquidity of the Fund will vary in the future, increasing to the extent proceeds from the offering, cash flows from leases and proceeds of asset sales exceed expenses, and decreasing as lease assets are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from leases and proceeds from asset sales.
As another source of liquidity, the Fund may enter into contractual obligations with a diversified group of lessees for fixed lease terms at fixed rental amounts. As the initial lease terms expire, the Fund will re-lease or sell the equipment. The future liquidity beyond the contractual minimum rentals will depend on AFS’s success in re-leasing or selling the equipment as it comes off lease.
Throughout the Reinvestment Period (as defined in the Limited Liability Company Operating Agreement), the Fund anticipates reinvesting a portion of lease payments from assets owned in new leasing transactions. Such reinvestment will occur only after the payment of all obligations, including debt service (both principal and interest), the payment of management fees to AFS and providing for cash distributions to the Members.
As of September 30, 2005, the Fund had outstanding commitments to purchase lease equipment of approximately $15,733,174 which may be funded during the year ended December 31, 2005. This amount represents contract awards which may be cancelled by the prospective lessee or may not be accepted by the Fund.
Cash Flows
During the first three quarters of 2005, the Fund’s primary source of liquidity was the proceeds of its offering of Units. As of September 30, 2005, 2,480,623 units have been sold.
During this same period, the primary use of cash consisted of payments of commissions and syndication costs associated with the offering. As of September 30, 2005, $3,495,486 of these costs have been paid to the Managing Member.
During the first three quarters of 2005, the primary investing use of cash was the purchase of approximately $644,000 operating lease assets, and approximately $987,000 advances on notes receivable.
Results of Operations
In the first three quarters of 2005, operations consisted of interest income earned on cash and cash equivalents and notes receivable, as well as operating lease income less cost reimbursements to the Managing Member and other expenses. Results of operations in future periods are expected to vary considerably from those of the first three quarters of 2005 as the Fund continues to receive offering proceeds and continue acquisitions of lease assets and lending activities.
For the nine month period ended September 30, 2005, operations resulted in a net income of $1,355. Revenue for this period consisted mostly of interest income from cash and cash equivalents. Additionally, the Fund began recognizing revenue from operating lease assets as well as interest on the notes receivable. We expect operating lease assets and interest on notes receivable will become the primary source of revenues and the amounts earned will increase as we continue to acquire additional assets.
For this same period, the majority of expenses consisted of cost reimbursements to the managing member, professional fees and depreciation of operating lease assets. We expect depreciation expense will increase in future periods in relation to operating lease revenues as we continue to acquire more assets.
Under the terms of the Operating Agreement, AFS is entitled to certain fees and reimbursements of costs. These amounts are expected to increase in future periods as the operations of the Fund expand.
Experts
Ernst & Young LLP, independent registered public accounting firm, has audited our balance sheet as of December 31, 2004, and the related statements of changes in members’ capital and cash flows for the period from June 25, 2004 (inception) through December 31, 2004, as set forth in their report. We’ve included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated balance sheet of ATEL Financial Services, LLC as of July 31, 2005, as set forth in their report. We’ve included the consolidated balance sheet in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL Capital Equipment Fund XI, LLC

Balance Sheet, as of September 30, 2005 (Unaudited)	F — 2

Statements of Operations for the nine and three month periods ended September 30, 2005 (Unaudited)	F — 3

Statements of Changes in Members’ Capital for the period from June 25, 2004 (Inception) through December 31, 2004 and for the nine month period ended September 30, 2005 (Unaudited)	F — 4

Statements of Cash Flows for the nine and three month periods ended September 30, 2005 (Unaudited)	F — 5

Notes to Financial Statements (Unaudited)	F — 6

ATEL Financial Services, LLC

Report of Independent Auditors	F — 13

Consolidated Balance Sheet, as of July 31, 2005	F — 14

Notes to Consolidated Financial Statements	F — 15

ATEL CAPITAL EQUIPMENT FUND XI, LLC
BALANCE SHEET
SEPTEMBER 30, 2005
(unaudited)

ASSETS

Cash and cash equivalents	$19,770,290
Accounts receivables and other assets	3,350
Prepaid syndication costs	124,309
Notes receivable	987,308
Investments in operating leases, net	644,495

Total assets	$21,529,752

LIABILITIES AND MEMBERS’ CAPITAL

Accounts payable and accruals:
Managing Member	$224,821
Other	165,641

Other liabilities	29,970

Total liabilities	420,432

Members’ capital:
Managing Member	(15,105)
Other Members	21,124,425

Total Members’ capital	$21,109,320

Total liabilities and Members’ capital	$21,529,752

See accompanying notes.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
STATEMENTS OF OPERATIONS
NINE AND THREE MONTH PERIODS ENDED
SEPTEMBER 30, 2005
(Unaudited)

	Nine months	Three months
	ended September 30,	ended September 30,
	2005	2005
Revenues:
Interest income	$102,850	$94,994
Operating lease income	14,270	14,270
Notes receivable interest income	12,062	12,062
Other	3,750	3,750

	132,932	125,076

Expenses:
Cost reimbursements to Managing Member	95,678	78,165
Professional fees	11,105	11,105
Depreciation of operating lease assets	10,946	10,946
Equipment and incentive management fees to Managing Member	2,561	2,561
Amortization of initial direct costs	1,566	1,566
Other	9,721	8,694

	131,577	113,037

Net income	$1,355	$12,039

Net income (loss):
Managing Member	15,205	15,205
Other Members	(13,850)	(3,166)

	$1,355	$12,039

Net income (loss) per Limited Liability Company Unit (Other Members)	$(0.01)	$0.00
Weighted average number of Limited Liability Company Units outstanding	1,067,659	1,609,823
See accompanying notes.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
STATEMENT OF CHANGES IN MEMBERS’ CAPITAL
FOR THE PERIOD FROM JUNE 25, 2004 (INCEPTION)
THROUGH DECEMBER 31, 2004
AND FOR THE
NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2005
(Unaudited)

	Units	Amount
Members’ Capital as of June 25, 2004 (inception)	—	$—
Capital contributions	150	600

Balance December 31, 2004	150	600

Capital contributions	2,480,573	24,805,730
Less selling commissions and other syndication costs to affiliates	—	(3,495,486)
Less distributions to Other Members	—	(187,674)
Less distributions to Managing Member	—	(15,205)
Net income	—	1,355

Balance September 30, 2005	2,480,723	$21,109,320

See accompanying notes.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
STATEMENT OF CASH FLOWS
NINE AND THREE MONTH PERIODS ENDED
SEPTEMBER 30, 2005
(Unaudited)

	Nine months	Three months
	ended September 30,	ended September 30,
	2005	2005
Operating activities:
Net income	$1,355	$12,039
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation of operating lease assets	10,946	10,946
Amortization of initial direct costs	1,566	1,566
Changes in operating assets and liabilities:
Accounts receivable, net	(3,234)	(3,234)
Other assets	(116)	(116)
Accounts payable, Managing Member	224,821	205,563
Accounts payable, other	165,641	(21,674)
Prepaid syndication costs	(124,309)	143,061
Other liabilities	29,970	29,970

Net cash provided by operating activities	306,640	378,121

Investing activities:
Investment in operating leases	(615,112)	(615,112)
Investment in notes receivable	(987,308)	(987,308)
Payments of initial direct costs to Managing Member	(41,895)	(41,895)

Net cash used in investing activities	(1,644,315)	(1,644,315)

Financing activities:
Capital contributions received	24,805,730	17,863,890
Payment of commissions and syndication cost to Managing Member	(3,495,486)	(2,664,020)
Distributions to Other Members	(187,674)	(187,674)
Distributions to Managing Member	(15,205)	(15,205)

Net cash provided by financing activities	21,107,365	14,996,991

Net increase in cash and cash equivalents	19,769,690	13,730,797

Cash and cash equivalents at beginning of period	600	6,039,493

Cash and cash equivalents at end of period	$19,770,290	$19,770,290

See accompanying notes.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
1. Organization and Limited Liability Company matters:
ATEL Capital Equipment Fund XI, LLC (the “Company”) was formed under the laws of the state of California on June 25, 2004 for the purpose of acquiring equipment to engage in equipment leasing, lending and sales activities. The Company may continue until December 31, 2025. ATEL Financial Services, LLC (“AFS”), an affiliated entity, acts as the Managing Member of the Company. Contributions in the amount of $24,806,330 were received as of September 30, 2005, $100 of which represented the Managing Member’s continuing interest.
The Company is conducting a public offering of 15,000,000 Limited Liability Company Units (Units) at a price of $10 per Unit. Upon the sale of the minimum amount of Units of 120,000 Units ($1,200,000) and the receipt of the proceeds thereof on May 31, 2005, the Company commenced operations.
As a limited liability company, the liability of any individual member “unit holder” or “other member” for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.
The Company, or AFS on behalf of the Company, will incur costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). The amount of such costs to be borne by the Company is limited by certain provisions of the Company’s Operating Agreement.
The Company’s principal objectives are to invest in a diversified portfolio of equipment that will (i) preserve, protect and return the Company’s invested capital; (ii) generate regular distributions to the members of cash from operations and cash from sales or refinancing, with any balance remaining after certain minimum distributions to be used to purchase additional equipment during the Reinvestment Period, as defined, and (iii) provide additional distributions following the Reinvestment Period and until all equipment has been sold. The Company is governed by its Limited Liability Company Operating Agreement (Operating Agreement).
The Company is in its acquisition phase and is making distributions on a monthly and quarterly basis. Distributions commenced in the third quarter of 2005.
2. Summary of significant accounting policies:
Basis of presentation:
The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and with instructions to Form 10-QSB and Article 10 of Regulation S-X. The unaudited interim financial statements reflect all adjustments which are, in the opinion of the Managing Member, necessary to a fair statement of financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that effect reported amounts in the financial statements and accompanying notes. Therefore, actual results could differ from those estimates. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results for the year ending December 31, 2005.
These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto contained in the report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
2. Summary of significant accounting policies (continued):
Cash and cash equivalents:
Cash and cash equivalents include cash in banks and cash equivalent investments with original maturities of ninety days or less.
Use of estimates:
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.
Equipment on operating leases:
Equipment on operating leases is stated at cost. Depreciation is being provided by use of the straight-line method over the terms of the related leases to the equipment’s estimated residual values at the end of the leases.
Asset Valuation:
Recorded values of the Company’s asset portfolio are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset’s expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by the discounted estimated future cash flows) of the assets and its carrying value on the measurement date.
Revenue recognition:
Operating leases
Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally expected to be for 36 to 84 months. Income from step rent provisions, escalation clauses, capital improvement funding provisions or other lease concessions in lease contracts, and lease rates subject to variation based on changes in market indexes or interest rates are recognized on a straight line basis.
Direct finance leases
Income from direct financing lease transactions is reported using the financing method of accounting, in which the Company’s investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
2. Summary of significant accounting policies (continued):
Notes receivable
Income from notes receivable is reported using the financing method of accounting. The Company’s investment in notes receivable is reported as the present value of the future note payments. The income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding.
Initial direct costs:
The Company capitalizes initial direct costs associated with the acquisition of lease assets. These costs are amortized over the lease term either as an adjustment to the yield for direct finance leases or on a straight-line basis for operating leases.
Segment Reporting:
The Company adopted the provisions of SFAS No. 131 Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes annual and interim standards for operating segments of a company. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assts and reports revenue, and its major customers. The Company is not organized by multiple operating segments for the purpose of making operating decisions or assessing performance. Accordingly the Company operates in one reportable operating segment in the United States.
3. Investment in equipment leases:
The Company’s investment in leases consists of the following:

			Depreciation/
			Amortization
			Expense or
			Amortization
	Balance		of Direct	Balance
	December 31,		Financing	September 30,
	2004	Additions	Leases	2005
Net investment in operating leases	$—	$615,112	$(10,946)	$604,166
Initial direct costs, net of accumulated amortization of $1,566 in 2005	—	41,895	(1,566)	40,329

	$—	$657,007	$(12,512)	$644,495

All of the property on leases was acquired in 2005.

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
3. Investment in equipment leases (continued):
Operating leases:
Property on operating leases consists of the following:

	Balance		Balance
	December 31,		September 30,
	2004	Additions	2005
Manufacturing	$—	$615,112	$615,122
Less accumulated depreciation	—	(10,946)	(10,946)

	$—	$604,166	$604,166

At September 30, 2005, the aggregate amounts of future minimum lease payments to be received are as follows:

Total
Three months ending December 31, 2005	$18,383
Year ending December 31, 2006	73,530
2007	73,530
2008	73,530
2009	42,893

$281,866

The Company utilizes a straight line depreciation method for equipment in all of the categories currently in its portfolio of lease transactions. The useful lives for investment in leases by category are as follows:

Equipment category	Useful Life
Manufacturing	10 - 20

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
4. Notes receivable:
The Company has various notes receivable from parties who have financed the purchase of equipment through the Company. The terms of the notes receivable are 18 to 60 months and bear interest at rates ranging from 11% to 22%. The notes are secured by the equipment financed. As of September 30, 2005, the minimum future payments receivable are as follows:

Three months ending December 31, 2005	$104,755
Year ending December 31, 2006	383,730
2007	383,730
2008	291,134

$1,163,349

Less portion representing interest	(176,041)

$987,308

5. Related party transactions:
The terms of the Operating Agreement provide that AFS and/or affiliates are entitled to receive certain fees for equipment management and resale and for management of the Company.
The Operating Agreement allows for the reimbursement of costs incurred by AFS in providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and lease and equipment documentation. AFS is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of equipment. Reimbursable costs incurred by AFS are allocated to the Company based upon estimated time incurred by employees working on Company business and an allocation of rent and other costs based on utilization studies.
Each of ATEL Leasing Corporation (“ALC”), ATEL Equipment Corporation (“AEC”), ATEL Investor Services (“AIS”) and ATEL Financial Services LLC is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services are performed for the Company by ALC, equipment management, lease administration and asset disposition services are performed by AEC, investor relations and communications services are performed by AIS and general administrative services for the Company are performed by AFS.
Cost reimbursements to the Managing Member are based on costs incurred by AFS in performing administrative services for the Company that are allocated to each fund that AFS manages based on certain criteria such as existing or new leases, and number of investors or equity depending on the type of cost incurred. AFS believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.
During the nine and three month periods ended September 30, 2005, AFS and/or affiliates earned fees, commissions and reimbursements, pursuant to the Operating Agreement as follows:

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
5. Related party transactions (continued):

	Nine Months	Three Months
	Ended September 30,	Ended September 30,
	2005	2005
Selling commissions, equal to 9% of the selling price of the Limited Liability Company units, deducted from Other Members’ capital	$2,232,516	$1,607,750
Reimbursement of other syndication costs to Managing Member, deducted from Other Members’ capital	1,262,970	1,056,270
Other operating expenses	95,678	78,165

	$3,591,164	$2,742,185

The Managing Member, on behalf of the Company, will incur syndication costs in connection with the organization, registration and issuance of the Limited Liability Company Units (Units). As of September 30, 2005, total syndication costs incurred and reimbursed by the Company to the Managing Member exceeded the syndication cost limitations as defined in the Operating Agreement. The amounts in excess of the limit are recorded as prepaid syndication costs. As the limit increases, based on increased sales of the Units, the prepaid syndication costs are recorded as a reduction to Members’ capital.
6. Members’ capital:
As of September 30, 2005, 2,480,623 Units were issued and outstanding. The Fund is authorized to issue up to 15,000,000 Units.
Distributions to the Other Members were as follows:

	Nine Months	Three Months
	Ended September 30,	Ended September 30,
	2005	2005
Distributions to other members	$187,674	$187,674
Weighted average number of Units outstanding	1,067,659	1,609,823
Weighted average distributions per Unit	$0.18	$0.12
7. Commitments:
As of September 30, 2005, the Company had outstanding commitments to purchase lease equipment of approximately $15,733,174 which may be funded during the year ended December 31, 2005. This amount represents contract awards which may be cancelled by the prospective lessee or may not be accepted by the Company.
8. Financing Arrangement:
The Company participates with AFS and certain of its affiliates in a financing arrangement (comprised of a term loan to AFS and a line of credit) with a group of financial institutions that includes certain financial covenants. The financial arrangement is $75,000,000 and expires in June 2007. The availability of borrowings to the Company under this financing arrangement is reduced by the amount AFS has outstanding as a term loan. As of September 30, 2005 borrowings under the facility were as follows:

ATEL CAPITAL EQUIPMENT FUND XI, LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(Unaudited)
8. Financing Arrangement (continued):

Total amount available under the financing arrangement	$75,000,000
Term loan to AFS as of September 30, 2005	—

Total available under the acquisition and warehouse facilities	75,000,000

Amount borrowed by the Company under the acquisition facility	—
Amounts borrowed by affiliated partnerships and limited liability companies under the acquisition facility	(12,500,000)

Total remaining available under the acquisition and warehouse facilities	$62,500,000

Draws on the acquisition facility by any individual borrower are secured only by that borrower’s assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated Memberships and limited liability companies, the Company and AFS.
The credit agreement includes certain financial covenants applicable to each borrower. The Company was in compliance with its covenants as of September 30, 2005.
9. Guarantees:
The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.
In the normal course of business, the Company enters into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, management contracts, loan agreements, credit lines and other debt facilities. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties — in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations — also assume an obligation to indemnify and hold the other contracting party harmless for such breaches, for harm caused by such party’s gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. The Managing Member has substantial experience in managing similar leasing programs subject to similar contractual commitments in similar transactions, and the losses and claims arising from these commitments have been insignificant, if any. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the Managing Member, no liability will arise as a result of these provisions. The Managing Member has no reason to believe that the facts and circumstances relating to the Company’s contractual commitments differ from those it has entered into on behalf of the prior programs it has managed. The Managing Member knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

REPORT OF INDEPENDENT AUDITORS
The Board of Directors and Members
ATEL Financial Services, LLC
We have audited the accompanying consolidated balance sheet of ATEL Financial Services, LLC (the “Company”) and subsidiary as of July 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated balance sheet referred to above present fairly, in all material respects, the consolidated financial position of ATEL Financial Services, LLC and subsidiary at July 31, 2005, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
San Francisco, California
January 6, 2006

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
July 31, 2005

ASSETS

Cash and cash equivalents	$1,937,553
Amounts due from affiliates	7,004,765
Property and equipment, net of accumulated depreciation of $647,917	755,139
Leasehold improvements, net of accumulated amortization of $308,169	1,046,979
Goodwill, net of accumulated amortization of $879,520	23,286,883
Other assets	244,600

Total Assets	$34,275,919

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Term loan	$391,273
Subordinated convertible promissory note, due to related party	1,000,000
Other long-term debt	633,333
Amounts due to affiliated companies	21,825,582
Accounts payable and accrued liabilities	1,292,461
Derivative — interest rate swap	26,018

Total Liabilities	25,168,667

Members’ equity:
Accumulated other comprehensive income	(1,373)
Member’s equity (Note 3)	9,108,625

Total Members’ equity	9,107,252

Total liabilities and Members’ equity	$34,275,919

See accompanying notes.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
JULY 31, 2005
1. Organization and summary of significant accounting policies:
Organization and principles of consolidation:
The consolidated balance sheet includes the accounts of ATEL Financial Services, LLC (“ATEL”) and its wholly owned subsidiary, ATEL Securities Corporation (“ASC”). ATEL is an indirect wholly owned subsidiary of ATEL Capital Group (“ACG” or the “Member”) and the financial position of ATEL would be significantly different if ATEL was autonomous.
ATEL is a California limited liability company that was formed in March 2001 to carry on the business activities that had been previously performed through that date by ATEL Financial Corporation (“AFC”), an affiliated wholly owned subsidiary of ACG. Accordingly, all the assets and liabilities of AFC were contributed by the parent, ACG, into ATEL at book value in exchange for an indirect wholly owned interest in ATEL’s members’ equity. The assets and liabilities contributed by ACG into ATEL included deferred tax assets and liabilities of AFC. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes these deferred tax assets and liabilities of ATEL were then transferred to ACG to reflect ATEL’s non-taxable status as a limited liability company.
In April 2001, ATEL acquired a 71% interest in ACG (734.938 shares of common stock) from the then controlling shareholder of ACG. In exchange for the common stock of ACG, ATEL paid $18,020,000 in cash with the balance of the consideration consisting primarily of lease receivables transferred to the seller. ATEL financed a portion of the purchase price utilizing a term loan and a convertible note (discussed in Note 6). This transaction has been accounted for as a change in control leveraged buyout transaction utilizing the purchase method of accounting. All of the purchase price was allocated to goodwill. ATEL recorded goodwill of $24,166,403 related to this transaction and amortized $879,520 of this amount through July 31, 2001, at which time amortization ceased as a result of the adoption of SFAS No 142 “Goodwill and Other Intangible Assets”
On April 16, 2004, ATEL entered into a stock redemption agreement with the former controlling shareholder of ACG to acquire an effective five percent interest in the Company. A cash consideration of $610,000 was paid for the transaction. After the transaction ATEL immediately retired such shares. This transaction was accounted for under the treasury stock method.
ATEL organizes and sponsors limited partnerships and limited liability companies (the “affiliated programs” or the “programs”) engaged in equipment leasing and sales activities. It also acts as the corporate general partner or managing member in these affiliated programs. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL, with the balance allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
1. Organization and summary of significant accounting policies (continued):
A portion of the fees mentioned above are subordinated to the affiliated programs’ limited partners’ and other members’ full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 2005.
ATEL will continue in full force and effect until such time as the Member elects to dissolve ATEL or ATEL is otherwise dissolved. As a limited liability company, the liability of any individual member for the obligations of ATEL is limited to the extent of capital contributions to the company by the individual member.
Cash and cash equivalents:
Cash and cash equivalents include cash in banks and cash equivalent investments with original maturities of ninety days or less.
Property and equipment:
Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.
Leasehold improvements:
Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.
Fair value of financial instruments:
ATEL considers amounts presented for financial instruments on the consolidated balance sheet to approximate fair value.
Credit risk:
Financial instruments that potentially subject ATEL to concentrations of credit risk include cash and cash equivalents and amounts due from affiliates. ATEL places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to ATEL. The Company has receivables from affiliates that are subject to credit risk which ATEL believes is minimal.
Use of estimates:
The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The significant estimates were made in relation to the useful lives of property and equipment and leasehold improvements and goodwill impairment.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
1. Organization and summary of significant accounting policies (continued):
Investments in affiliated programs:
ATEL accounts for its interest as a corporate general partner (or as the managing member) in the affiliated programs at cost, or under the equity method of accounting, based on the terms of the individual affiliated partnership or operating agreements.
Investments in affiliated programs accounted for at cost do not provide for general partner distributions in the partnership agreements. Certain investments in affiliated programs accounted for at cost do not require ATEL to make additional capital contributions, and, hence, ATEL records all distributions received from these programs as income based on the cost method of accounting. These amounts are included in other assets.
The partnership/operating agreements for investments in affiliated programs accounted for under the cost method of accounting provide for general partner (or managing member) distributions, subject to limitations in the respective partnership agreements (or operating agreement). Upon dissolution of these programs, if the general partner (or managing member) has a deficiency in its capital account at the program level, a special allocation of income may be made to the general partner from the limited partners in an amount sufficient to bring the capital accounts to zero, based on the provisions of the partnership agreement (or operating agreement).
If the general partner (or managing member) has a positive capital account balance at the program level upon the dissolution of the program, a special allocation of income is made from the general partner (or managing member) to the limited partners in an amount sufficient to bring the capital accounts to zero, based on the terms of the partnership agreements (or operating agreements).
Income taxes:
ATEL does not provide for income taxes since all income and losses are allocated to the Member for inclusion in their respective tax returns.
Amounts due to affiliated companies:
Amounts due to affiliated companies represent amounts due to affiliated companies for operations on behalf of ACG and its subsidiaries.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
1. Organization and summary of significant accounting policies (continued):
Derivative financial instruments:
Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities as amended (“SFAS 133”) established new accounting and reporting standards for derivative instruments. SFAS No. 133, as amended, requires ATEL to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. In accordance with SFAS No. 133, ATEL records derivative hedging instruments at fair value on the balance sheet and recognizes the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate.
ATEL currently utilizes a cash flow hedge comprised of an interest rate swap. The interest rate swap is linked to and adjusts effectively the interest rate sensitivity of specific long-term debt. The effective portion of the change in fair value of the hedging derivative is recorded as the only item in Accumulated Other Comprehensive Income (AOCI) and the ineffective portion (if any) directly in earnings. Amounts in AOCI are reclassified into earnings in a manner consistent with the earnings pattern of the underlying hedged item (generally reflected in interest expense). If a hedged item is redesignated prior to maturity, previous adjustments to AOCI are recognized in earnings to match the earnings recognition pattern of the hedged item (e.g., level yield amortization if hedging interest bearing instruments). Interest income or expense on the hedging derivative used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the hedged item over the periods covered by the contract.
Credit exposure from derivative financial instruments arises from the risk of a counterparty default on the derivative contract. The amount of the loss created by the default is the replacement cost or current positive fair value of the defaulted contract.
2. Related party transactions:
The Limited Partnership Agreements and Operating Agreements of the affiliated programs allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing offering and administrative services to the programs, of which a portion of such amounts is allocated to ATEL. Administrative services provided include program accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services whereby they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the programs based upon actual time incurred by employees working on program business and an allocation of rent and other costs based on utilization studies. As of July 31, 2005, $7,004,765 remained outstanding from affiliates for reimbursable operating and administrative costs and management fees.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
3. Adjustment to Member's equity:
In November 2005, as a result of the Company’s review of the financial statements and underlying records of the affiliated programs, the Company determined that certain costs incurred by the Company in connection with offering / syndication activities provided on behalf of the programs in prior years should have been reimbursed by the programs as allowed under the various operating agreements. Therefore, the Company recorded the net understatement of prior years expense reimbursement in the amount of $717,538 as an adjustment to members’ capital in the fiscal year ended July 31, 2005 and a corresponding increase to amounts due from affiliates.
4. Goodwill:
Goodwill of $24,166,403 was recorded in connection with the leveraged buyout of the principal shareholder of ACG in April 2001 (see Note 1). At July 31, 2005, accumulated amortization of goodwill was $879,520. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, no amortization of goodwill was recorded during the period ended July 31, 2005. On an annual basis, management reviews goodwill and other amortizable assets and evaluates events or changes in circumstances that may indicate impairment in the carrying amount of such assets. In such instances, impairment, if any, is measured on a discounted future cash flow basis. Based on management’s review, no impairment of goodwill existed during the period ended July 31, 2005.
5. Property, equipment and leasehold improvements, net:
The following is a summary by category of the depreciable assets at July 31, 2005:

Category:
Other equipment	$469,325
Furniture and fixture	776,611
Computer equipment	157,120
Accumulated depreciation	(647,917)

Furniture, fixture and equipment, net		$755,139

Net book value

Leasehold improvements	$1,355,148
Accumulated amortization	(308,169)

Leasehold improvements, net		$1,046,979

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
6. Long-term debt:
Term loan
ATEL assumed two separate notes in association with the leveraged buyout (see Note 1). The first is a $12,000,000 term loan with a financial institution maturing in October 2006, the balance of which was $391,273 as of July 31, 2005. The effective fixed interest rate on this note is 7.88%. Principal and interest are to be paid quarterly over twenty-two consecutive quarters. A financial covenant exists whereby an amount equal to 40% of excess cash flow, as defined, is payable within 10 days after the due date of the year-end financial statements and is applied as a reduction of principal. Excess cash flow is defined as the consolidated net profit of ACG and its consolidated subsidiaries less certain distributions. ATEL was in compliance with this financial covenant as of July 31, 2005. Subsequent to year end, in August 2005, the $391,273 balance on the term loan was paid off.
ATEL has entered into an interest rate swap with a financial institution to manage the interest rate exposure associated with the variable rate term loan by effectively converting the variable rate to a fixed rate. During the term of the interest rate swap ATEL receives or pays interest on a notional principal (generally equal to the outstanding principal of the term note) based on the difference between the nominal payment rate of 5.380% and the variable receive rate indexed to a three month libor of 3.10% in July 2005. The termination of the swap coincides with the maturity of the debt, which is October 2, 2006. As a result of the excess cash flow principal payments made during fiscal year 2005, the notional amount of the swap of $3,272,727 exceeded the principal amount of the hedged debt of $391,273 by $2,881,454 as of July 31, 2005. During the year, AOCI decreased by approximately $59,000 of which approximately $124,000 was related to the decrease in the fair value of the interest rate swap and approximately $65,000 was related to the reclassification of AOCI to earnings due to hedge ineffectiveness as a result of the notional amount of the swap exceeding the principal amount of the debt. The Company will continue to account for the ineffectiveness through earnings.
Subordinated convertible promissory note
The second note assumed in association with the leveraged buyout is a subordinated convertible promissory note (subordinate to the $12,000,000 term loan) for $4,000,000 from a related party. Interest is accrued at a rate of 8% per annum paid quarterly, with an additional interest of the greater of 2% of the principal amount payable at year-end or 15% of excess cashflows as defined. In July 2004, a principal paydown of $3,000,000 was made. All outstanding principal and interest is due on December 31, 2006. Upon maturity of the term loan, the holder will have the option for a period of thirty days, to convert the outstanding principal amount of this note into 53.1538 shares of either Series A preferred stock of ACG or, if ATEL elects prior to the maturity date of the term loan to be treated as common stock of ACG. In addition, thirty-one days after the repayment date of the term loan, ATEL has the option for a period of thirty days, to convert the principal amount of this note into the conversion shares. Subsequent to year end, in September 2005, the $1,000,000 balance remaining on this subordinated promissory note along with interest of $20,444 was paid off. None of these options were exercised by the parties.

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
7. Line of credit:
ATEL participates with ACG, certain other subsidiaries of ACG, and with certain affiliated programs in an approximately $75,000,000 revolving credit agreement with a group of financial institutions which expires June 28, 2007. The agreement includes an acquisition facility, a lease warehouse facility and a venture lease facility, which are used to provide bridge financing for assets on leases. Draws on the acquisition facility by any individual borrower are secured only by that borrower’s assets, including equipment and related leases. Borrowings on the warehouse facility are recourse jointly to certain of the affiliated programs, ACG and ATEL. As of July 31, 2005, no draws were outstanding on the warehouse facility. Borrowings available on the warehouse facility at July 31, 2005 total $63,108,727. Subsequent to year end the line of credit was increased to $5,000,000 available for operations and working capital. There were no draws under any of the facilities during the year ended July 31, 2005.
These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the specific borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL’s borrowings under the facility are guaranteed by ACG and/or its shareholders.
The credit agreement includes certain financial covenants applicable to each borrower. ATEL was not in compliance with the financial statement preparation and submission covenant for the July 31, 2005 year end, but has received a waiver from the lenders through January 31, 2006.
8. Other long-term debt:
ATEL entered into a loan and security agreement with a lender on July 30, 2003. Under the loan and security agreement ATEL may borrow up to $1,000,000 for equipment purchases, which was borrowed in September 2004. The balance at July 31, 2005 is $633,333. The loan will be paid in 60 equal monthly installments of principal and interest payments that commenced on November 29, 2003 and will cease upon termination of the loan on October 31, 2008. The interest rate is 5.01% and is fixed.
Future minimum payments on other long term debt are as follows:

	Principal	Interest	Total
Year ending July 31,	Payments	Payments	Payments
2006	$200,000	$27,138	$227,138
2007	200,000	17,118	217,118
2008	200,000	7,098	207,098
2009	33,333	209	33,542

	$633,333	$51,563	$684,896

ATEL FINANCIAL SERVICES, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
July 31, 2005
9. Investments in affiliated programs:
ATEL has a 1% carried interest in ATEL Cash Distribution Fund VI, L.P. and a 7.5% carried interest in ATEL Capital Equipment Fund VII, L.P., ATEL Capital Equipment Fund VIII, LLC., ATEL Capital Equipment Fund IX, LLC, and ATEL Capital Equipment Fund X, LLC.
10. Commitments and contingencies:
ACG occupies office space under an operating lease expiring January 2013. Future minimum lease payments to be allocated to ATEL are $644,259 in years 2006 through 2012, and $322,130 in 2013.

EXHIBIT A
PRIOR PERFORMANCE INFORMATION
ATEL Financial Services, LLC (“ATEL”), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion.
In addition to the Fund, ATEL has sponsored ten prior public and three private equipment leasing programs. See “Tables I-V” for a summary of information regarding the prior public programs.
The first prior public program, ATEL Cash Distribution Fund (“ACDF”), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of $11,133,679. All such equipment had been sold as of December 31, 1997.
Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.
The second prior public program, ATEL Cash Distribution Fund II (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of $52,270,536. All such equipment had been sold as of December 31, 1998.
Through December 31, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital.
The third prior public program, ATEL Cash Distribution Fund III (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of $99,629,942. All such equipment had been sold as of December 31, 2000.
Through December 31, 2000, ACDF III had made cash distributions to its investors in the aggregate amount of $1,329.76 per $1,000 invested. Of this amount a total of $379.10 represents investment income and $950.66 represents return of capital.
The fourth prior public program, ATEL Cash Distribution Fund IV (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All such equipment had been sold as of December 31, 2004.
Through December 31, 2004, ACDF IV had made cash distributions to its investors in the aggregate amount of $1,246.49 per $1,000 invested. Of this amount a total of $336.19 represents investment income and $910.30 represents return of capital.
Past performance is not necessarily indicative of future performance.

The fifth prior public program, ATEL Cash Distribution Fund V (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $186,995,157. Of such equipment, items representing an original purchase cost of $157,625,551 had been sold as of October 31, 2005.
Through September 30, 2005, ACDF V had made cash distributions to its investors in the aggregate amount of $1,009.88 per $1,000 invested. Of this amount a total of $161.47 represents investment income and $848.41 represents return of capital.
The sixth prior public program, ATEL Cash Distribution Fund VI (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $171,319,498 had been sold as of October 31, 2005.
Through September 30, 2005, ACDF VI had made cash distributions to its investors in the aggregate amount of $879.60 per $1,000 invested. Of this amount a total of $110.47 represents investment income and $769.13 represents return of capital.
The seventh prior public program, ATEL Capital Equipment Fund VII (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $302,751,046. Of such equipment, items representing an original purchase cost of $146,352,181 had been sold as of October 31, 2005.
Through September 30, 2005, ACEF VII had made cash distributions to its investors in the aggregate amount of $731.46 per $1,000 invested. Of this amount a total of $102.79 represents investment income and $628.67 represents return of capital.
The eighth prior public program, ATEL Capital Equipment Fund VIII (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company units on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $249,040,775. Of such equipment, items representing an original purchase cost of approximately $133,649,064 had been sold as of October 31, 2005.
Through September 30, 2005, ACEF VIII had made cash distributions to its investors in the aggregate amount of $585.84 per $1,000 invested. Of this amount a total of $45.96 represents investment income and $539.88 represents return of capital. See Table III — “Operating Results of Prior Programs” in this Exhibit A for further information concerning such distributions. See Table V - “Sales or Disposals of Equipment” in Exhibit A for further information concerning the equipment disposed of by ACEF VIII. See Table VI — “Acquisition of Equipment by Prior Programs” in Exhibit A for further information concerning the types of equipment acquired by ACEF VIII.
The ninth prior public program, ATEL Capital Equipment Fund IX (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company units on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and
Past performance is not necessarily indicative of future performance.

capital reserves. ACEF IX has acquired a variety of types of equipment with a total purchase cost of $139,602,925. Of such equipment, items representing an original purchase cost of approximately $12,279,803 had been sold as of October 31, 2005.
Through September 30, 2005, ACEF IX had made cash distributions to its investors in the aggregate amount of $384.45 per $1,000 invested. Of this amount a total of $26.04 represents investment income and $358.41 represents return of capital. See Table III — “Operating Results of Prior Programs” in this Exhibit A for further information concerning such distributions. See Table V - “Sales or Disposals of Equipment” in Exhibit A for further information concerning the equipment disposed of by ACEF IX. See Table VI — “Acquisition of Equipment by Prior Programs” in Exhibit A for further information concerning the types of equipment acquired by ACEF IX.
The tenth prior public program, ATEL Capital Equipment Fund X (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company units on March 12, 2003. ACEF X terminated its offering as of March 11, 2005. As of that date, $140,278,860 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X has acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $77,647,597. Of such equipment, items representing an original purchase cost of approximately $1,317,293 had been sold as of October 31, 2005.
Through September 30, 2005, ACEF X had made cash distributions to its investors in the aggregate amount of $171.54 per $1,000 invested. All of this amount represents return of capital. See Table III — “Operating Results of Prior Programs” in this Exhibit A for further information concerning such distributions. See Table V — “Sales or Disposals of Equipment” in Exhibit A for further information concerning the equipment disposed of by ACEF X. See Table VI — “Acquisition of Equipment by Prior Programs” in Exhibit A for further information concerning the types of equipment acquired by ACEF X.
As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest its capital in a timely manner. ACEF IX is in the process of leveraging its gross offering proceeds for the purchase of its initial equipment portfolio. ACEF X is in the process of committing the balance of its gross offering proceeds to its initial equipment portfolio. Equipment lessors have experienced a more difficult market in which to make suitable investments during the past three years of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during this period. Delays in investment may have a negative impact on ACEF IX and ACEF X. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit ACEF IX and ACEF X to fully pursue their investment objectives.
Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during the past three years have affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular.
As of October 31, 2005, the Prior Programs have acquired equipment with a total purchase cost of approximately $1.44 billion during a period of over 18 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $7 million, or approximately 0.53% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.
Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.
Past performance is not necessarily indicative of future performance.

All of the prior public programs (the “Prior Public Programs”) have investment objectives that are similar to those of the Fund. The prior private programs, ATEL Lease Income Fund 1985-A (ALIF), ATEL Venture Fund, LLC (“AVF”), ATEL Growth Capital Fund, LLC (“AGCF”) and ATEL Growth Capital Fund II, LLC (“AGCF2”) have substantially different investment objectives than those of the Fund, so tabular information concerning these prior private programs has been omitted from this presentation.
ALIF invested in equipment without the use of any debt financing; AVF, AGCF and ACGF2 invested in portfolios with different transaction structures, including significant emphasis on finance leases, different credit criteria, targeting development stage lessees, and different investment goals, including more accelerated recovery of initial capital. The Fund and the Prior Public Programs invest in equipment with moderate amounts of leverage, acquire operating leases with equipment leased primarily to investment grade and equivalent credits, and have more emphasis on low technology, longer-lived equipment. Accordingly, only the Prior Public Programs are deemed to have investment objectives similar to those of the Fund.
The factors considered by the Manager in determining that the investment objectives of the Prior Public Programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A — “Prior Performance Information” may be deemed to relate to programs with investment objectives similar to those of the Fund.
In Tables I through III, information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates that completed their offerings of interests within the five-year period ended September 30, 2005. Table IV includes information concerning the three Prior Programs that had completed their respective operations as of September 30, 2005. Table V includes information regarding all dispositions of equipment by Prior Programs through October 31, 2005. Table VI includes information regarding all acquisitions of equipment by Prior Programs through October 31, 2005.
The following is a list of the tables set forth in Exhibit A:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to the General Partner/Managing Member
TABLE III	Operating Results of Prior Programs
TABLE IV	Results of Completed Programs
TABLE V	Sales or Disposals of Equipment by Prior Programs
TABLE VI	Acquisition of Equipment by Prior Programs
ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.
INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.
Past performance is not necessarily indicative of future performance.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
September 30, 2005
(Unaudited)
The following Table sets forth certain information concerning the experience of the General Partner/Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital	ATEL Capital	ATEL Capital
	Equipment	Equipment	Equipment
	Fund VIII	Fund IX	Fund X
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised	$135,701,380	$120,652,160	$140,278,860 (6)

Less: Offering expenses:
Selling commissions	9.50%	9.50%	9.00%
Organization and program expenses (1)	4.68%	4.51%	3.71%
Reserves	0.50%	0.50%	0.50%

Percent available for investment	85.32%	85.49%	86.79%
Acquisition costs:
Purchase price (2)	85.32%	85.49%	86.79%
Acquisition fees	—	—	—

	85.32%	85.49%	86.79%

Percent leverage (3)	53.13%	21.41%	0.00%

Date offering commenced:	Dec. 7, 1998	Jan. 16, 2001	Mar. 12, 2003

Length of offering	24 Months	24 Months	24 Months

Months to invest 90% of amount available for investment (measured from beginning of offering)	24 Months (4)	30 Months (5)	30 Months (6)

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.

(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(4)	As of November 30, 2000, the Fund’s offering of Limited Liability Company Units was completed. As of that date, the proceeds of the offering had been fully committed.

(5)	As of January 15, 2003, the Fund’s offering of Limited Liability Company Units was completed. As of September 30, 2003, the proceeds of the offering had been fully committed.

(6)	As of March 11, 2005, the Funds offering of Limited Liability Company Units was completed. As of October 31, 2005 the proceeds of the offering had been fully committed.
Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO THE GENERAL PARTNER/MANAGING MEMBER
September 30, 2005
(Unaudited)
The following Table sets forth certain information concerning the compensation derived by the General Partner/Managing Member. Amounts paid are from two sources: proceeds of the offering and gross revenues.

		ATEL Capital	ATEL Capital	ATEL Capital
		Equipment	Equipment	Equipment
		Fund VIII	Fund IX	Fund X
Date offering commenced		Dec. 7, 1998	Jan. 16, 2001	Mar. 12, 2003
Date offering closed		Nov. 30, 2000	Jan. 15, 2003	Mar. 11, 2005
Dollar amount raised		$135,701,380	$120,652,160	$140,278,860

Amounts paid to General Partner / Managing Member from proceeds of offering:
Acquisition fees / Reimbursements of initial direct costs		$2,591,088	$5,476,105	$3,354,064
Selling commissions		$12,891,631	$11,461,955	$12,625,097
Organization and program costs		$6,354,458	$5,441,795	$5,198,599
Dollar amount of cumulative cash generated from operations before deducting payments to the General Partner/Managing Member		$129,237,984	$43,704,775	$11,960,040
Cumulative amount paid to the General Partner/Managing Member from operations:
Management fees		$8,261,655	$2,469,461	$684,004
Reimbursement of payroll costs		$4,647,401	$1,976,280	$663,395
Other operating expenses		$769,758	$704,065	$294,377

Aggregate payments to General Partner / Managing Member:(1)

	1999	$13,056,922
	2000	11,872,250
	2001	2,921,431	$7,131,876
	2002	2,351,555	10,270,777
	2003	2,337,830	4,115,416	$7,715,713
	2004	1,809,516	2,740,037	10,154,289
	2005	1,166,487	3,271,555	4,949,534

		$35,515,991	$27,529,661	$22,819,536

FOOTNOTES:

(1)	As of September 30, 2005. Includes payments of management fees, reimbursements of syndication costs to General Partner/Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.
Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
September 30, 2005
(Unaudited)
The following Table summarizes the operating results of Prior Programs ( ACEF VIII, ACEF IX and ACEF X). The Prior Programs’ records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund VIII
	Period Ended
	December 31,
	1999	2000	2001
Months of operations	12	12	12

Gross revenue — lease and other	$8,657,636	$31,046,332	$41,992,805
— gain (loss) on sales of assets	3,017	1,453	1,801,292

	8,660,653	31,047,785	43,794,097

Less Operating Expenses: (1)
Depreciation and amortization expense	5,481,955	22,703,913	31,555,851
Provision for losses and doubtful accounts	—	—	82,615
Interest expense	1,340,804	7,365,041	9,058,622
Administrative costs and reimbursements	243,774	1,261,054	749,754
Legal/Professional fees	155,743	127,345	215,450
Other	121,438	398,365	287,382
Management fee	443,943	1,465,566	1,849,335

	7,787,657	33,321,284	43,799,009

Net income (loss) — GAAP basis	$872,996	$(2,273,499)	$(4,912)

Taxable income (loss) from operations	$(13,620,427)	$(29,018,361)	$(15,498,538)

Cash generated by (used in) operations (2)	$5,743,245	$18,412,107	$30,662,797
Cash generated from sales	38,178	7,761	7,348,063
Cash generated from refinancing	—
Cash generated from other (2)	951,549	2,154,474	2,806,236

	6,732,972	20,574,342	40,817,096

Less cash distributions to investors:
From operating cash flow	2,460,684	9,795,386	12,403,683
From sales	—	—	—
From refinancing	—	—	—
From other	—	—	—

Total distributions	2,460,684	9,795,386	12,403,683

Cash generated (deficiency) after cash distributions	$4,272,288	$10,778,956	$28,413,413

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(312.53)	$(252.40)	$(105.64)
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$16.73	$—	$—
— Return of capital	44.40	92.11	91.40

	$61.13	$92.11	$91.40

Sources (on a cash basis)
Sales	$—	$—	$—
Refinancing	—	—	—
Operations	61.13	92.11	91.40
Other	—	—	—

Total	$61.13	$92.11	$91.40

Amount invested in program equipment (cost, excluding acquisition fees)	$142,755,301	$218,029,699	$237,646,671
Amount invested in program equipment (book value)	$139,420,208	$190,893,298	$178,999,739
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (3)	57.32%	87.55%	95.42%
Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
September 30, 2005
(Unaudited)
ATEL Capital Equipment Fund VIII

	Period Ended December 31,			September 30,
	2002	2003	2004	2005
Months of operations	12	12	12	9

Gross revenue — lease and other	$32,511,431	$28,100,765	$19,405,309	$9,329,228
— gain (loss) on sales of assets	271,751	595,299	8,675,502	565,207

	32,783,182	28,696,064	28,080,811	9,894,435
Less Operating Expenses: (1)
Depreciation and amortization expense	23,335,058	21,118,055	15,180,856	7,499,613
Provision for losses and doubtful accounts	2,877,500	5,709,271	913,312	98,900
Interest expense	6,888,109	4,531,325	3,467,624	1,053,620
Administrative costs and reimbursements	869,979	820,571	752,161	719,866
Legal/Professional fees	179,562	506,698	243,438	133,370
Other	843,035	1,761,696	1,499,185	357,163
Management fee	1,481,576	1,517,259	1,057,355	446,621

	36,474,819	35,964,875	23,113,931	10,309,153

Net income (loss) — GAAP basis	$(3,691,637)	$(7,268,811)	$4,966,880	$(414,718)

Taxable income (loss) from operations	$(12,212,767)	$(9,525,065)	$27,313,706	$4,183,245 (4)

Cash generated by (used in) operations (2)	$23,767,986	$18,993,036	$12,264,913	$5,715,086
Cash generated from sales	2,403,934	13,964,820	38,125,051	7,621,030
Cash generated from refinancing	—	2,563,149	—	—
Cash generated from other (2)	2,134,026	1,793,351	1,843,290	808,653

	28,305,946	37,314,356	52,233,254	14,144,769
Less cash distributions to investors:
From operating cash flow	12,347,756	12,345,603	12,264,913	5,715,086
From sales	—	—	—	2,736,505
From refinancing	—	—	—	—
From other	—	—	82,470	808,653

Total distributions	12,347,756	12,345,603	12,347,383	9,260,244

Cash generated (deficiency) after cash distributions	$15,958,190	$24,968,753	$39,885,871	$4,884,525

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(83.25)	$(64.93)	$186.18	$28.51
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$—	$—	$29.22	$—
— Return of capital	90.99	90.98	61.77	68.24

	$90.99	$90.98	$90.99	$68.24

Sources (on a cash basis)
Sales	$—	$—	$—	$20.17
Refinancing	—	—	—	—
Operations	90.99	90.98	90.38	42.12
Other	—	—	0.61	5.95

Total	$90.99	$90.98	$90.99	$68.24

Amount invested in program equipment (cost, excluding acquisition fees)	$232,355,732	$210,621,824	$140,662,540	$115,391,711
Amount invested in program equipment (book value)	$149,219,222	$107,259,024	$59,699,017	$44,742,208
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (3)	93.30%	85.71%	56.48%	46.33%
Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
September 30, 2005
(Unaudited)

	ATEL Capital Equipment Fund IX
	Period Ended December 31,
	2001	2002	2003
Months of operations	12	12	12

Gross revenue — lease and other	$3,393,685	$6,966,142	$10,872,695
— gain (loss) on sales of assets	—	107,353	658,865

	3,393,685	7,073,495	11,531,560
Less Operating Expenses: (1)
Depreciation and amortization expense	2,092,145	5,191,882	8,143,595
Acquisition expense	(116,654)	610,751	1,008,112
Provision for losses and doubtful accounts	—	—	496,347
Interest expense	199,230	336,696	349,319
Administrative costs and reimbursements	374,507	343,120	627,320
Legal/Professional fees	39,384	99,730	106,167
Other	34,152	332,390	405,671
Management fee	83,341	264,322	686,013

	2,706,105	7,178,891	11,822,544

Net income (loss) — GAAP basis	$687,580	$(105,396)	$(290,984)

Taxable income (loss) from operations	$107,619	$(3,947,950)	$(4,526,988)

Cash generated by (used in) operations (2)	$1,744,270	$5,187,729	$7,960,244
Cash generated from sales	—	749,408	5,370,886
Cash generated from refinancing	—	—	—
Cash generated from other (2)	673,907	1,178,949	1,436,942

	2,418,177	7,116,086	14,768,072
Less cash distributions to investors:
From operating cash flow	1,213,341	5,187,729	3,825,258
From sales	—	749,408	5,370,886
From refinancing	—	—	—
From other	—	78,490	1,436,942

Total distributions	1,213,341	6,015,627	10,633,086

Cash generated (deficiency) after cash distributions	$1,204,836	$1,100,459	$4,134,986

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$4.59	$(50.16)	$(34.79)
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$27.19	$—	$—
— Return of capital	28.80	82.63	88.35

	$55.99	$82.63	$88.35

Sources (on a cash basis)
Sales	$—	$10.29	$44.63
Refinancing	—	—	—
Operations	55.99	71.26	31.78
Other	—	1.08	11.94

Total	$55.99	$82.63	$88.35

Amount invested in program equipment (cost, excluding acquisition fees)	$22,844,529	$49,667,555	$64,762,921
Amount invested in program equipment (book value)	$21,243,995	$46,798,202	$50,942,254
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (3)	16.36%	35.58%	93.20%
Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
September 30, 2005
(Unaudited)

	ATEL Capital Equipment Fund IX
	Period Ended
	December 31,	September 30,
	2004	2005
Months of operations	12	9

Gross revenue — lease and other	$12,757,613	$15,514,090
— gain (loss) on sales of assets	(30,313)	133,607

	12,727,300	15,647,697

Less Operating Expenses: (1)
Depreciation and amortization expense	9,845,205	11,928,027
Acquisition expense	713,822	460,706
Provision for losses and doubtful accounts	293,868	(13,771)
Interest expense	533,934	1,154,864
Administrative costs and reimbursements	680,045	655,353
Legal/Professional fees	250,481	194,627
Other	401,498	146,897
Management fee	620,104	815,681

	13,338,957	15,342,384

Net income (loss) — GAAP basis	$(611,657)	$305,313

Taxable income (loss) from operations	$(5,577,422)	$969,591 (4)

Cash generated by (used in) operations (2)	$8,906,143	$14,756,583
Cash generated from sales	95,571	695,070
Cash generated from refinancing	—
Cash generated from other (2)	3,078,609	3,437,393

	12,080,323	18,889,046

Less cash distributions to investors:
From operating cash flow	8,906,143	8,139,476
From sales	95,571	—
From refinancing	—	—
From other	1,852,221	—

Total distributions	10,853,935	8,139,476

Cash generated (deficiency) after cash distributions	$1,226,388	$10,749,570

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(42.77)	$7.44
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$—	$—
— Return of capital	89.98	33.23

	$89.98	$67.50

Sources (on a cash basis)
Sales	$.79	$5.76
Refinancing	—	—
Operations	73.83	33.23
Other	15.36	28.51

Total	$89.98	$67.50

Amount invested in program equipment (cost, excluding acquisition fees)	$99,523,409	$127,323,122
Amount invested in program equipment (book value)	$86,689,450	$88,813,653
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (3)	77.26%	91.20%
Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
September 30, 2005
(Unaudited)

	ATEL Capital Equipment Fund X
	Period Ended December 31,		September 30,
	2003	2004	2005
Months of operations	12	12	3

Gross revenue — lease and other	$896,923	$4,969,654	$8,180,801
— gain (loss) on sales of assets	10,991	—	39,059

	907,914	4,969,654	8,219,860
Less Operating Expenses: (1)
Depreciation and amortization expense	814,426	3,704,572	5,479,238
Acquisition expense	891,919	597,755	928,772
Provision for losses and doubtful accounts	—	—	—
Interest expense	—	—	—
Administrative costs and reimbursements	48,235	356,797	552,740
Legal/Professional fees	33,563	106,093	65,655
Other	143,876	252,620	317,141
Management fee	48,550	211,761	423,693

	1,980,569	5,229,598	7,767,239

Net income (loss) — GAAP basis	$(1,072,655)	$(259,944)	$452,621

Taxable income (loss) from operations	$(831,185)	$(5,025,157)	$(2,900,766	)(4)

Cash generated by (used in) operations (2)	$346,054	$2,563,375	$7,408,835
Cash generated from sales	257,206	—	627,087
Cash generated from refinancing	—	—
Cash generated from other (2)	98,028	1,010,471	1,446,693

	701,288	3,573,846	9,482,615
Less cash distributions to investors:
From operating cash flow	346,054	2,563,375	7,408,835
From sales	257,206	—
From refinancing	—	—
From other	334,236	3,111,872	442,401

Total distributions	937,496	5,675,247	7,851,236

Cash generated (deficiency) after cash distributions	$(236,208)	$(2,101,401)	$1,631,379

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(34.48)	$(58.74)	$(19.75)
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$—	$—	$—
— Return of capital	42.04	71.71	57.79

	$42.04	$71.71	$57.79

Sources (on a cash basis)
Sales	$11.53	$—	$—
Refinancing	—	—	—
Operations	15.52	32.39	54.53
Other	14.99	39.32	3.26

Total	$42.04	$71.71	$57.79

Amount invested in program equipment (cost, excluding acquisition fees)	$14,602,123	$45,702,514	$76,330,305
Amount invested in program equipment (book value)	$13,884,038	$42,591,667	$64,923,711
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage cost of all equipment purchased by the program) (3)	98.38%	79.33%	98.30%
Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1)	Operating expenses include reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital	ATEL Capital	ATEL Capital
	Equipment	Equipment	Equipment
	Fund VIII	Fund IX	Fund X
Year ended December 31, 1999	$243,774
2000	1,261,054
2001	749,754	$374,507
2002	869,979	343,120
2003	820,571	627,320	$48,235
2004	752,161	680,045	356,797
2005	719,866	655,353	552,740

	$5,417,159	$2,680,345	$957,772

(2)	Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases or principal payments received on notes receivable. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(3)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(4)	Estimated as of September 30, 2005.
Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
September 30, 2005
(Unaudited)

	ATEL Cash	ATEL Cash	ATEL Cash	ATEL Cash
Program name:	Distribution Fund	Distribution Fund II	Distribution Fund III	Distribution Fund IV
Dollar amount of equity raised	$10,000,000	$35,000,000	$73,855,840	$75,000,000

Assets purchased	$11,133,679	$52,270,536	$99,629,942	$108,734,880

Date of Closing of Offering	December 18, 1987	January 3, 1990	January 3, 1992	February 3, 1993

Date of first sale of property	May 1, 1989	July 1, 1994	December 1, 1992	August 1, 1993

Date of final sale of property	December 31, 1997	December 31, 1998	December 31, 2000	December 31, 2004

Tax and distribution data per $1,000 limited partner investment through December 31, 2004:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$192.40	$154.95	$(12.08)	$291.74
Recapture
Capital gain (loss)

Cash distributions to investors on a GAAP basis:
— Investment income	$244.89	$335.43	$379.10	$336.19
— Return of capital	876.14	887.20	950.66	910.30

	1,121.03	1,222.63	1,329.76	1,246.49

Cash available for distribution, reinvested for investors’ accounts	89.05	48.75	—	—

Total	$1,210.08	$1,271.38	$1,329.76	$1,246.49

Sources (on a cash basis):
Sales	$136.03	$159.92	$169.34	$269.83
Refinancing	—	—	—	—
Operations	969.59	987.33	975.75	711.09
Other	104.46	124.13	184.67	265.57

Total	$1,210.08	$1,271.38	$1,329.76	$1,246.49

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF EQUIPMENT BY PRIOR PROGRAMS
ATEL Capital Equipment Fund VIII, ATEL Capital Equipment Fund IX and ATEL Capital Equipment Fund X have disposed of equipment in their portfolios as of October 31, 2005. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Excess of Rents Over Expenses” column. “Equipment Acquisition Price” includes acquisition fees. Dispositions are shown on a per asset basis.

						Excess of
			Equipment			Rents Over
		Acquisition	Acquisition		Sale	Expenses
Lessee	Type of Equipment	Date (1)	Price (2)	Sale Date	Price (3)	(4)
ATEL CAPITAL EQUIPMENT FUND VIII
Burlington Northern & Santa Fe	Locomotives	Nov-99	$587,500	Mar-03	$483,653	$221,406
Burlington Northern & Santa Fe	Railroad	Sep-99 to Nov-99	1,634,002	Nov-03 to Dec-03	154,700	1,346,436
Burlington Northern & Santa Fe	Railroad	Sep-99	107,737	Jan-04 to Mar-04	15,380	88,776
BJ’s Wholesale Club, Inc.	Material Handling	Feb-99	594,748	Dec-04	90,640	549,440
Celestica Corporation	Manufacturing	Dec-00	1,573,285	Jul-03	491,000	1,224,300
Celestica Corporation	Manufacturing	Dec-00	1,324,384	Feb-04 to Apr-04	121,500	1,489,474
Consolidated Diesel Company	Telecommunications	Feb-99	406,030	Dec-04	11,460	376,749
Consolidated Rail Corporation	Railroad	Dec-99	25,848	Aug-05	14,165	15,500
CSX Transportation, Inc.	Box Cars	Sep-99	6,782,075	Jan-01	7,112,100	1,749,525
CVS Pharmacy, Inc.	Office Automation	Dec-99	106,156	Feb-02	23,850	103,907
CVS Pharmacy, Inc.	Material Handling	Feb-01	20,250	Jul-03	20,250	10,137
CVS Pharmacy, Inc.	Computers	Aug-00 to Feb-01	959,538	May-03	166,999	982,759
CVS Pharmacy, Inc.	Telecommunications	Dec-99 to Mar-01	1,870,903	Aug-04	386,602	1,978,865
CVS Pharmacy, Inc.	Office Automation	Jul-99 to Mar-00	150,925	Oct-01	23,700	64,466
CVS Pharmacy, Inc.	Material Handling	Jul-99 to Mar-01	4,471,590	Aug-04	1,424,785	4,499,736
CVS Pharmacy, Inc.	Food Processing	Mar-00 to Aug-00	68,680	Aug-04	15,736	68,700
DDB Needham Chicago Inc.	Electronics	Sep-98	43,589	Oct-02	13,462	40,829
DDB Needham Chicago Inc.	Office Automation Equip.	Sep-98	41,294	Feb-03	445	54,150
Emery Worldwide Airlines	Cargo Plane	Jun-00	14,123,602	Apr-03	3,980,000	9,419,761
Emery Worldwide Airlines	Aviation	Nov-99	5,725,300	Apr-05	500,000	2,741,562
Firstunion-Archer Daniels Midland	Railroad	Dec-99	20,151	Dec-03	20,725	8,419
Firstunion-Pacific Railroad	Railroad	Dec-99	20,151	May-05	20,275	9,871
GE Aircraft Engines	Tilt Axis Table	Mar-00	31,130	Apr-01	31,130	5,054
GE Aircraft Engines	Material Handling	Aug-00	128,976	Aug-04 to Sep-04	51,329	120,357
GE Aircraft Engines	Manufacturing	Jul-00 to Jan-01	1,085,135	Jun-03	904,522	470,714
GE Aircraft Engines	Manufacturing	Mar-99 to Aug-01	20,793,207	Aug-04	13,529,850	21,465,878
GE Aircraft Engines	Manufacturing	Nov-99 to Mar-00	61,960	Jun-05	5,000	66,318
Great American Management Services	Boxcars	Oct-99	203,250	Apr-03	106,877	69,854
Great American Management Services	Pullman Box Car	Oct-99	15,635	Nov-99	15,780	—
Hallsmith-Sysco Food Services	Trucks And Trailers	Aug-99	64,906	Jul-03	46,141	64,906
Hallsmith-Sysco Food Services	Trucks And Trailers	Sep-00	70,914	Nov-03	54,033	35,342
Hanover Compression L.P.	Photo Processing Equipment	Jan-99 to Oct-99	10,781,578	May-05	6,555,101	9,617,910
IMC Phosphates Company	Storage Facility	Jun-00	6,712,090	Jun-04	6,800,000	1,035,726
Kansas City Southern Railway	Railroad	Dec-99	40,302	Jun-04	39,358	29,290
Kansas City Southern Railway	Covered Hopper Railcars	Dec-99	40,302	Jul-03	42,322	20,719
Kansas City Southern Railway	Railroad	Dec-99	60,453	Mar-05 to Sep-	56,206	32,957
Lafarge North America	Material Handling	Jul-00 to Jan-01	1,469,117	Mar-04 to Jul-04	428,000	1,198,221
Lafarge North America	Construction	Nov-00	317,111	Dec-04	197,624	229,736
Montreal, Maine & Atlantic	Railroad	Oct-99	3,408,338	Dec-04	4,614,760	1,710,760
National Steel Corporation	Construction	Nov-99	1,135,900	Jan-04	400,000	1,110,654
Overnite Transportation Compan	Trucks And Trailers	Aug-00	135,378	Feb-03	95,920	78,648
Overnite Transportation Company	Trucks And Trailers	Aug-99 to Sep-00	14,455,990	Aug-04	6,930,188	13,046,875
Overnite Transportation Company	Trucks And Trailers	Mar-99	2,080,400	Nov-04	398,160	2,120,739
Overnite Transportation Company	Trucks And Trailers	Jul-00 to Aug-00	1,221,560	Jan-05	—	1,560,746
Sematech, Inc.	Manufacturing	Mar-00	1,230,000	May-05	50,000	1,492,923
Solectron Corporation	Manufacturing	Aug-99	1,467,047	Oct-03 to Nov-03	544,500	1,166,009
Solectron Corporation	Manufacturing	Nov-99	5,840,188	Mar-04 to Aug-04	2,143,800	4,791,410
Solectron Corporation	Manufacturing	Nov-99 to Jun-00	2,994,908	Oct-04 to Aug-05	467,400	2,556,756
Southwest Airlines Company	Aviation	Mar-99	3,238,500	Feb-05	216,750	2,137,696
Staples. Inc.	Office Automation	Dec-98	2,410,939	May to Aug-02	1,356,830	1,711,188
Staples, Inc.	Point Of Sale Equipment	Mar-99 to May-99	886,480	Apr-05 to Jun-05	2	1,107,470
Staples, Inc.	Point Of Sale Equipment	Sep-99	511,079	Oct-05	2	644,548
TAL International Container	Containers	Dec-98	42,500	Sep-05	14,667	58,400
TASC, Inc.	Office Automation	Jun-99	5,412	Nov-01	1,082	4,276
TASC, Inc.	Office Automation	Sep-99	9,652	Mar-00	9,520	1,601
TASC, Inc.	Electronics	Jun-99 to Sep-99	80,982	Sep-02 to Dec-02	8,480	80,500
TASC, Inc.	Computers	Mar-99 to Sep-99	1,031,896	Sep-02 to Mar-03	50,747	1,034,637
TASC, Inc.	Office Automation	May to Jun-99	41,977	Jul-02	8,622	43,797
The DDB Needham Worldwide Companies	Office Automation	Sep-98	884,900	Jan to Jul-02	81,819	897,546
The DDB Needham Worldwide Companies	Office Automation	Sep-98	780,130	Nov-01	157,667	795,275
The DDB Needham Worldwide Companies	Furniture & Fixtures	Sep-98	5,754	Oct-03	863	5,816
Tracy Locke Partnership	Furniture & Fixtures	Sep-98	316,222	Nov-03	47,433	319,596
Transamerica Leasing Inc.	Containers	Dec-98	42,500	Nov-03	30,770	26,767
Transamerica Leasing Inc.	Standard 20’ Imo1 Tank Container	Dec-98	21,250	Nov-99	22,398	2,490
Union Pacific Railroad Company	Covered Hopper Railcars	Dec-99	503,776	Apr-03	634,135	239,147
Union Pacific Railroad Company	Gondola Cars	Dec-99	367,935	Nov-02 to Jun-03	140,335	588,332
Union Pacific Railroad Company	Railroad	Dec-99	43,662	Dec-03	13,289	22,980
Union Pacific Railroad Company	Covered Hopper Railcars	Dec-99	261,964	Nov-02	301,980	106,590
Universal City Development Partners	Point Of Sale Equipment	Mar-99	668,474	Sep-04	23,000	726,283
Universal City Florida Partners	Computers	Jun-00	156,442	Oct-03 to Dec-03	15,114	165,353
Universal City Florida Partners	Computers	Jul-00	125,667	Apr-04	200	132,825
Universal City Florida Partners	Computers	May-99 to Mar-00	989,174	Nov-02 to Aug-03	52,937	1,231,602
Vanguard Car Rental USA Inc.	Motor Vehicles	Nov-00 to Dec-00	2,436,840	Jun-04	—	2,165,218
Watco Companies,Inc.	Covered Hopper Railcars	Dec-99	60,453	Apr-03	77,901	1,117
Past performance is not necessarily indicative of future performance.

						Excess of
			Equipment			Rents Over
		Acquisition	Acquisition		Sale	Expenses
Lessee	Type of Equipment	Date (1)	Price (2)	Sale Date	Price (3)	(4)
Watco Companies,Inc.	Covered Hopper Railcars	Dec-99	60,453	Dec-03	60,296	3,750
Watco Companies,Inc.	Railroad	Dec-99	40,302	Feb-04	39,571	4,050
Watco Companies,Inc.	Railroad	Dec-99	40,302	Mar-05	38,881	18,117
Whirlpool Corporation	Manufacturing	Dec-98	72,763	Jan to Apr-02	17,752	56,523
Williams Distributed Power Services	Electrical Generation	Dec-99 to Sep-00	374,152	Jun-03	293,145	288,612
Williams Distributed Power Services	Electrical Generation	Sep-00	136,145	Feb-04	97,507	132,603
Williams Distributed Power Services	Electrical Generation	Dec-99 to Mar-00	83,279	Sep-05	33,000	82,477
Xerox Corporation	Material Handling	Feb-99	52,880	Oct-03	2	62,435
Xerox Corporation	Material Handling	Dec-99	83,900	Mar-04 to May-04	14,200	70,767
Xerox Corporation	Material Handling	Dec-98 to Feb-99	276,815	Oct-02 to Jan-03	50,950	221,663

			$133,649,064		$63,511,275	$106,335,317

ATEL CAPITAL EQUIPMENT FUND IX
Arbinet-Thexchange, Inc.	Telecommunications	Jun-03	$495,474	Jun-05	$286,856	$381,095
ARYx Therapeutics, Inc.	RESEARCH	Feb-03	17,500	Oct-04	11,666	13,558
Cargill Incorporated	Railroad	Mar-05	47,457	Sep-05 to Oct-05	35,853	20,491
GE Aircraft Engines	Mazak Horizontal NC Lathe	Dec-02	997,875	Jun-03	1,021,939	84,857
GE Aircraft Engines	Manufacturing	Apr-02	4,375,396	Dec-03	4,142,025	1,215,632
General Electric Company-Plastics	Manufacturing	Jan-01	260,000	Dec-04	42,000	247,500
General Motors Corporation	Material Handling	Mar-02	23,467	Sep-04	10,000	20,507
General Motors Corporation	Material Handling	Mar-02	88,840	Jul-05 to Sep-05	12,800	108,434
Infiniroute Networks, Inc.	Computers	Jul-03	115,469	Aug-05	—	132,931
Infiniroute Networks, Inc.	Telecommunications	Jul-03	5,672	Aug-05	—	6,530
Lightship Holding, Inc.	Computers	Jun-04	375,000	Jun-05	214,388	183,741
Microfabrica Inc.	Computers	Jun-03 to Aug-03	46,196	Sep-05	—	54,971
Microfabrica Inc.	Research	May-03 to Aug-03	303,804	Sep-05	—	361,510
Nortel Networks, Inc.	Furniture & Fixtures	Mar-01	796,861	May-05 to Oct-05	481,456	634,504
Photuris, Inc.	Office Automation Equip., Furniture & Fixtures	Mar-01	1,000,000	Apr-04	—	188,792
Quick Study Radiology, Inc.	Computers	Mar-03	20,920	Sep-03	19,479	4,586
Rubicon Technology, Inc.	Manufacturing	Aug-03	300,000	Mar-05	—	336,300
Ryder Integrated Logistics Inc	Material Handling	Sep-04	540	Dec-04	540	43
Silicon Access Networks, Inc.	Computers and Research Equipment	Jul-01 to Mar-02	749,388	Nov-03 to Dec-03	50,522	895,747
Sony Pictures Entertainment, Inc.	Office Automation	Jan-02	762,524	May-02	749,408	121,255
U.S. Telepacific Corp.	Computers	Sep-03 to Oct-	980,849	Apr-05 to Jun-05	73,564	1,143,388
U.S. Telepacific Corp.	Furniture & Fixtures	Oct-03	19,151	Jun-05	1,436	22,180
Williams Distributed Power Services	Electrical Generation	Feb-01	52,048	Feb-04	40,598	28,411
Williams Distributed Power Services	Capstone Micro Turbine System	Feb-01	74,943	Jun-03	65,725	35,451
Zeevo, Inc.	Computers and Research Equipment	Aug-01 to Mar-02	370,429	Sep-03 to Dec-03	24,959	436,745

			$12,279,803		$7,285,214	$6,679,159

ATEL CAPITAL EQUIPMENT FUND X
Arbinet-Thexchange, Inc.	Telecommunications	Jul-03	$654,526	Jun-05	$397,586	$377,572
Cargill Incorporated	Railroad	Mar-05	47,457	Sep-05 to Oct-05	35,853	4,435
GE Aircraft Engines	Manufacturing	Dec-03	240,310	Dec-03	248,428	126
Lightship Holding, Inc.	Computers	Jun-04	375,000	Jun-05	214,388	231,559

			$1,317,293		$896,255	$613,692

	TOTALS OF ALL FUNDS:		$147,246,160		$71,692,744	$113,628,168

TABLE V SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES

(1)	“Acquisition Date” is the date the Equipment was acquired by the prior program.

(2)	“Equipment Acquisition Price” is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

(3)	“Sale Price” is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

(4)	“Excess of Rents Over Expenses” is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.
Past performance is not necessarily indicative of future performance.

TABLE VI
ACQUISITION OF EQUIPMENT
BY PRIOR PROGRAMS
The following is a summary of Equipment acquisitions and Lessees by the three most recent prior publicly-registered programs sponsored by ATEL Financial Services, LLC and its affiliates. Information concerning the prior programs’ Equipment acquisition is current through October 31, 2005.

							Lease
			Commence	Acquisition	Percent	Lease	Type
Lessee	Notes	Equipment Type	Date(s) (1)	Cost (2)	Leverage (3)	Term (4)	(5)
ATEL Capital Equipment Fund VIII
American Oncologic Hospital, Inc.		MRI Scanner	Jul-00	$1,871,181		60	OL
ANC Rental Corporation	23	Mini Buses	Jan-01	1,860,020		36	FP
ANC Rental Corporation	23	City Buses	Jan-01	1,506,459		60	FP
ANC Rental Corporation	23	City Buses	Jan-01	1,168,509		60	FP
ANC Rental Corporation	23	Mini Buses	Jan-01	576,820		36	FP
BJ’s Wholesale Club, Inc.	6	Forklifts	Apr-99	594,748		60	HP
Burlington Northern and Santa Fe Railroad Company		Locomotives	Dec-99	11,750,000		19	OL
Burlington Northern and Santa Fe Railroad Company		Tri-Level Auto Racks	Sep-99	1,741,739		40	OL
Celestica Corporation		Chip Placers, Stencil Printers	Jan-01	2,955,623		33	OL
Consolidated Diesel Company		Siemens Telephone System	Feb-99	406,030		55	HP
Consolidated Rail Corporation		Railroad Gondolas and Ballast Cars	Jan-00	12,922,864	23.79%	36	OL
CSX Transportation, Inc.		Rail Boxcars	Sep-99	6,782,075		15	OL
CVS Corporation		Material Handling Equipment	Apr-00	1,977,438		60	HP/ FP
CVS Corporation		Material Handling Equipment	Apr-01	1,356,483		60	HP/ FP
CVS Corporation		Material Handling Equipment	Jan-01	1,274,563		60	HP/ FP
CVS Corporation		Telecommunications Equipment	Jan-00 to Apr-00	1,065,848		60	HP
CVS Corporation		Telecommunications Equipment	Jul-00 to Oct-00	780,243		60	HP
CVS Corporation		Handheld Radio Units	Apr-01	636,065		36	HP
CVS Corporation		Handheld Inventory Control Units	Oct-00	323,473		60	HP
CVS Corporation		Phone Equipment	Apr-01	130,968		60	HP
CVS Corporation		Telecommunications Equipment	Oct-99	102,961		60	HP
E.I.duPont de Nemours & Company		Okuma Lathe	Jul-00	324,805		72	FP
Emery Worldwide Airlines, Inc.		MD Cargo Aircraft	Nov-99	5,725,300		1	OL
Emery Worldwide Airlines, Inc.		Used McDonnell Douglas DC8-71F Cargo Aircraft	Jul-00	14,123,602		54	OL
Finnair OYJ	7	McDonnell Douglas Passenger Aircraft	Dec-99	15,448,037	26.54%	50	OL
General Electric Company	8	Lathes, Machining Centers	Oct-00	4,843,887		84	FP
General Electric Company	8	Turning Lathes	Jul-00	2,747,940		84	FP
General Electric Company	8	Milling Machine	Dec-99 to Feb-00	1,140,264		84	FP
General Electric Company	8	Grinding Machine	Dec-99 to Mar-00	1,060,293		84	FP
General Electric Company	8	Turbolisk	Dec-00	999,775		84	FP
General Electric Company	8	Vertical Machining Centers	Apr-00	788,675		84	FP
General Electric Company	8	Machining Center	Feb-01	733,600		84	FP
General Electric Company	8	Vertical Machining Center	Mar-01	709,545		84	OL
General Electric Company	8	Grinding Machines	Aug-00	660,444		84	FP
General Electric Company	8	Monarch Machining Center	Sep-00	644,886		84	FP
General Electric Company	8	Machine Tools	Jun-01	643,106		84	FP
General Electric Company	8	VTX Machining Centers	Oct-99 to Dec-99	626,699		84	HP/FP
General Electric Company	8	Rebuilt Producto Drilling Machine	Dec-00	593,500		84	FP
General Electric Company	8	Rebuilt Omni-Mill	Jun-01	563,939		84	FP
General Electric Company	8	Deckel Maho DMU Machine	May-99	546,500		84	OL
General Electric Company	8	Grinding Machine	Jan-00	510,756		84	FP
General Electric Company	8	Fadal Machining Centers	Jun-00	483,900		84	FP
General Electric Company	8	Rebuilt CNC Lathe	Aug-00	476,458		84	OL
General Electric Company	8	CNC Grinding Machine	Oct-00	363,400		84	FP
General Electric Company	8	LeBlond Lathe	Jan-00	352,350		84	HP
General Electric Company	8	Machine Center	Mar-99	352,000		84	OL
General Electric Company	8	Grit Blast System	Jul-00	351,536		84	FP
General Electric Company	8	Grinding Machine	Jun-00	330,222		84	FP
General Electric Company	8	Rebuilt Bullard VTL	Feb-01	299,706		84	FP
General Electric Company	8	Radio Graphic Inspection Facility	Sep-99	219,377		84	FP
General Electric Company	8	Rebuilt Vacuum Blazing Machine	Mar-00 to Apr-00	213,820		84	FP
General Electric Company	8	Used Forging Machine	Jan-00	177,410		84	FP
General Electric Company	8	Forklifts	Aug-00	128,976		36 - 60	OL/FP
General Electric Company	8	VTX Machining Centers	May-99	124,172		84	OL
General Electric Company	8	Data Visualization System	May-00	101,374		84	FP
General Electric Company	8	Laser Engraving System	May-00	80,159		84	FP
General Electric Company	8	Air Flow Tester	Nov-99	61,960		60	FP
General Electric Company	8	Power Trak	Jan-00	39,975		60	OL
General Electric Company	8	Pinstamp Marking System	May-00	39,115		84	FP
General Electric Company	8	Film Processor	Oct-99	35,000		84	FP
General Electric Company	8	Equipment Add-On	Aug-00	23,530		69 - 81	FP
General Electric Company	8	Add-on Equipment	Oct-00	18,000		80	FP
General Electric Company	8	Radio Graphic Inspection Facility Upgrade	Jan-00	6,500		80	FP
General Electric Company	8	Add-on Equipment	Sep-01	7,660		60	FP
General Electric Company	9	Injection Molding Machine	Oct-00	1,305,371		36	OL
General Electric Company	9	Prism Extruders	Nov-00 to Jul-01	668,252		60	FP
General Electric Company	9	Extruder Systems	May-99	281,595		60	OL
Georgia Gulf Corporation		Quad Hopper Cars	Sep-99	1,416,678		58	OL
Great American Management Services, Inc.		Rail Boxcars	Oct-99	3,627,223		30	OL
IMC-Agrico Company	10	Storage Facility	Jun-00	6,712,090		78	OL
Ingersoll International, Inc.		Vertical Machine Centers	Oct-00	540,794		84	FP
Ispat Inland Inc.		Coil Carriers	May-00	867,000		60	OL
Lafarge Gypsum, a division of Lafarge Corporation	24	Forklifts	Oct-00	766,805		36	OL
Lafarge Gypsum, a division of Lafarge Corporation	24	Forklift Trucks	Feb-01	702,312		36	OL
Lafarge Gypsum, a division of Lafarge Corporation	24	Wheel Loader	Jan-01	317,111		60	OL
Minteq International, Inc.		Laser Profiling System	Nov-99	303,211		36	HP
Past performance is not necessarily indicative of future performance.

							Lease
			Commence	Acquisition	Percent	Lease	Type
Lessee	Notes	Equipment Type	Date(s) (1)	Cost (2)	Leverage (3)	Term (4)	(5)
National Gypsum Company		CAT Loaders / Dozers	Oct-00	1,147,259		36	OL
National Gypsum Company		CAT Loader	Jan-01	437,732		60	OL
National Steel Corporation		CAT Loaders	Jan-00	1,135,900		36	OL
NVR, INC.		Home Manufacturing Equipment	Aug-99	193,414		84	FP
Omnicom Group, Inc.	11	Office Automation	Oct-98	1,749,913		36	HP
Omnicom Group, Inc.	11	Office Furniture	Oct-98	321,976		60	FP
Overnite Transportation Company		Conventional Tractors	Jan-00	7,061,889		48	OL
Overnite Transportation Company		Conventional Tractors	Jul-00	3,103,308		48	OL
Overnite Transportation Company		Tractors and Trailers	Oct-00	2,921,394		48	OL
Overnite Transportation Company		Conventional Tractors	Apr-99	2,080,400		48	OL
Overnite Transportation Company		Trailers	Jul-00	2,054,380		96	FP
Overnite Transportation Company		Conventional Tractors	Oct-99	1,104,976		48	OL
Seamex International Ltd.	12, 13	Anchor Handler Tug Supply Vessel	Dec-98	3,952,500		44	OL
Sebastiani Vineyards, Inc.		Bottle Filler	Jan-00	365,913		84	FP
Sematech, Inc.		Manufacturing Equipment	Apr-00	1,230,000		36	OL
Seven Hills Paperboard, LLC		Neles Control Systems	Jan-01	1,178,588		60	OL
Signature Flight Support Corporation		Refueler Truck	Jan-00	290,000		60	FP
Solectron Corporation		Chip Placers	Dec-99	15,366,268		48	OL
Solectron Corporation		Chip Placers	Sep-99	1,496,388		48	OL
Solectron Corporation		Fuji QP Module	Jun-00	92,228		45	OL
Southwest Airlines Company	14	Boeing 737 Aircraft	Mar-99	3,238,500		50	OL
Staples, Inc.		Point of Sale Equipment	Jan-99	2,410,939		60	FP
Staples, Inc.		Point of Sale Equipment	Apr-99	681,910		60	FP
Staples, Inc.		Point of Sale Equipment	Sep-99	511,079		60	OL
Staples, Inc.		Point of Sale Equipment	May-99	204,571		60	FP
Staples, Inc.		Forklifts	May-99	101,480		48	OL
Staples, Inc.		Material Handling Equipment	Oct-99	68,030		48	OL
Stewart & Stevenson Services, Inc.		Gas Compressors	Jul-99	6,272,782		78	HP
Stewart & Stevenson Services, Inc.		Gas Compressors	Oct-99	4,508,796		84	HP
Sysco Food Services Albany		Tractors	Sep-00	965,311		84	FP
Sysco Food Services Albany		Refrigerated Trailers	Jun-00	760,188		96	FP
Sysco Food Services Albany		Refrigerated Trailers	Sep-99	519,620		96	FP
Sysco Food Services Albany		Refrigerated Trailers	Feb-00	220,012		96	FP
TASC, Inc.		Office Automation	Oct-99	675,132		36	FP
TASC, Inc.		Office Automation	Jul-99	494,787		36	FP
Transamerica Leasing Inc.	15	Intermodal Containers	Dec-98	21,250,000		120	FP
Union Pacific Railroad Company		Covered Hopper Cars	Feb-00	16,523,854		24	OL
Union Pacific Railroad Company		Fixed-end Gondola Railcars	Dec-99	5,021,142		72	OL
Universal City Development Partners		Point of Sale Equipment	Apr-99	668,474		60	FP
Universal City Florida Hotel Venture		Hotel Laundry Equipment	Sep-99	3,882,463		84	FP
Universal City Florida Hotel Venture		Laundry Equipment	Mar-01	174,207		66	FP
Universal City Florida Hotel Venture		Laundry Equipment	Aug-02	293,570		67	FP
Universal City Florida Partners		Office Automation Equipment	Jul-99	487,909		36	HP
Universal City Florida Partners		Office Automation Equipment	Jul-00	282,109		36	HP
Universal City Florida Partners		Office Automation Equipment	Oct-99	248,838		36	HP
Universal City Florida Partners		Office Automation Equipment	Apr-00	134,872		36	HP
Universal City Florida Partners		Office Automation Equipment	Jan-00	117,555		36	HP
Whirlpool Corporation		Hydraulic Traveling Gantry Crane	Jan-99	72,763		60	OL
Williams Distributed Power Services, Inc.	16	Micro Turbine Systems	Oct-00	1,230,020		60	OL
Williams Distributed Power Services, Inc.	16	Micro Turbine Systems	Jan-00	1,056,690		60	OL
Williams Distributed Power Services, Inc.	16	Micro Turbine Systems	Apr-00	865,522		60	OL
Williams Distributed Power Services, Inc.	16	Micro Turbine Systems	Apr-01	215,895		60	OL
Xerox Corporation		Material Handling Equipment	Dec-98 to Mar-99	378,964		44	OL
Xerox Corporation		Material Handling Equipment	Dec-99	108,572		44	OL
Xerox Corporation		Material Handling Equipment	Sep-99	47,858		44	OL
Xerox Corporation		Material Handling Equipment	Nov-99	47,232		44	OL

		ATEL Capital Equipment Fund VIII total:		$249,040,775

ATEL Capital Equipment Fund IX
3M Company		Laser Machine	Sep-05	$495,000		60	OL
Arbinet-Thexchange, Inc.		Storage Array System	Jul-03	495,474		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Hardware	Jun-04	171,041		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Office Furniture	Aug-04	74,243		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Hardware & Phone System	Jul-04	73,396		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Software	Jan-04	44,138		24	FP
Arsenal Digital Solutions Worldwide, Inc.		Software Licenses	Jan-04	42,943		24	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Software	Nov-04	6,377		24	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Hardware	Nov-04	53,313		36	FP
ARYx Therapeutics		Testing & Lab Equipment	Mar-03	174,668		24	HP
ARYx Therapeutics, Inc.		Computer Equipment	Jul-04	115,279		24	FP
Aspen Aerogels, Inc.		Manufacturing Equipment	Nov-04	583,333		36	FP
Ball Corporation		Bulk Boxes & Pallets	Aug-03	1,049,039		71	FP
Basin Electric Power Cooperative	17	Walking Drag Line	Jul-00	6,786,284		72	OL
Basin Electric Power Cooperative	17	Walking Drag Line	Jan-01	4,529,113		66	OL
Bayer Corporation		Lab Equipment	Jul-04	333,370		36	OL
Bayer Corporation		Lab Equipment	Nov-04	249,995		48	OL
Bayer Corporation		Material Handling	Dec-04	63,556		60	FP
Bayer Corporation		Backhoe	Aug-04	28,500		36	OL
Bayer Corporation		Lab Equipment	Oct-04	19,900		24	OL
Bayer Corporation		Material Handling	Jan-05	10,354		36	HP
Boingo Wireless, Inc.		Computer Equipment	Sep-04	102,518		30	FP
Boingo Wireless, Inc.		Computer Equipment	Dec-04	17,953		27	FP
Cargill, Incorporated		Covered Hopper Cars	Mar-05	5,991,497		61	OL
Cedar Point Communications, Inc.		Computer Equipment	Aug-04	185,618		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Feb-05	125,000		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Furniture	Sep-04	73,112		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Jan-05	69,717		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Nov-04	46,554		36	FP
Colowyo Coal Company L.P.		1985 Walking Electric Dragline	Apr-03	3,791,357		32	OL
CVS Pharmacy, Inc.	18	Phone System	Jan-02	326,231		60	FP
CVS Pharmacy, Inc.	18	Material Handling	Jul-01	207,486		60	FP
CVS Pharmacy, Inc.	18	Printing / Graphic Arts	Jan-02	196,345		60	OL
CVS Pharmacy, Inc.	18	Phone System	Oct-01	72,808		60	FP
Past performance is not necessarily indicative of future performance.

							Lease
			Commence	Acquisition	Percent	Lease	Type
Lessee	Notes	Equipment Type	Date(s) (1)	Cost (2)	Leverage (3)	Term (4)	(5)
DaimlerChrysler Corporation		Material Handling Equipment	Jan-05	432,740		36	OL
DaimlerChrysler Corporation		Forklifts	Mar-05	142,913		36	OL
Dorado Network Systems Corporation		Computer Equipment	Jul-04	89,066		18	FP
Dorado Network Systems Corporation		Office Furniture	Sep-04	87,430		18	FP
Dorado Network Systems Corporation		Computer Equip & Office Furniture	Jan-05	62,910		18	FP
Dorado Network Systems Corporation		Computer Equipment	Aug-04	48,084		18	FP
East Midlands Ambulance Service NHS		Ambulance & Emergency Vehicles	Feb-05	4,379,075		60	HP
Trust East Midlands Ambulance Service NHS		Patient Transport Vehicles	Jul-05	197,604		60	HP
Ford Trust Motor Company		Material Handling Equipment	Mar-04 to Mar-05	9,997,538		36-60	FP, HP
Ford Motor Company		Material Handling Equipment	Aug-03	2,878,521		30-58	OL, HP, FP
Ford Motor Company		Batteries and Fork Lifts	Oct-03	120,901		34-60	OL, HP, FP
General Electric Company	8	Grinders	Sep-05	2,739,297		84	OL
General Electric Company	8	Lathes	Apr-02	2,240,326		84	OL
General Electric Company	8	Toshulin Powerturn Machine	Aug-02	1,895,000		84	OL
General Electric Company	8	Remfg Bullard Mill Machine	Dec-03 to Aug-03	1,513,926		84	FP
General Electric Company	8	Rosler Vertical Spindle	Sep-03	753,516		84	FP
General Electric Company	8	Mazak Horizontal Nc Lathe	Dec-02	746,775		84	FP
General Electric Company	8	Blohm Cnc Grinding Machine	Aug-03	599,000		84	FP
General Electric Company	8	Grinder	Mar-01	561,697		84	FP
General Electric Company	8	Sputtering Machine	Sep-05	506,871		84	FP
General Electric Company	8	Remfg Sundstrand Omnimill	Mar-03	461,179		84	FP
General Electric Company	8	Sundstrand Omnimill	Jul-02	461,179		84	OL
General Electric Company	8	Tube Benders	Feb-03	343,738		84	FP
General Electric Company	9	Crane	Feb-02	282,050		60	OL
General Electric Company	8	Argon Atomsphere Furnaces	Apr-05	278,120		84	FP
General Electric Company	9	Molding Machine	Dec-00	260,000		36	OL
General Electric Company	8	Projection Welder	Oct-02	251,100		84	FP
General Electric Company	19	Drilling Machine	Jul-02	234,000		60	FP
General Electric Company	8	Wire EDM	Jul-02	172,392		84	OL
General Electric Company	9	Molding Machine	Apr-01	168,012		60	FP
General Electric Company	8	Electrolytic Cutoff Machine	Nov-02	119,935		84	FP
General Motors Corporation		Material Handling	Mar-02	2,910,436		26-70	FP
Graham Offshore, LLC	20	Crew and Supply Boats	Jan-02	9,500,000		60	OL
Helijet International Inc.		Helicopters	Apr-04	2,680,000		60	OL
InSite One, Inc.		Computer Equipment	Aug-04	375,000		24	FP
International Business Machines Corporation		Scanning Laser System	Apr-05	227,141		48	OL
International Paper Company		Material Handling & Loaders	Oct-05	731,499		36-60	OL,HP
International Paper Company		Material Handling & Loaders	Sep-05	448,021		48-60	OL,HP
International Paper Company		Loader, Forklifts	May-05	365,814		36	OL
International Paper Company		Wheel Loader	Aug-05	260,650		48	OL
International Paper Company		Wheel Loader	Aug-05	189,300		60	OL
International Paper Company		Tractor	Apr-05	184,461		72	HP
International Paper Company		Loader	Sep-05	132,188		36	OL
International Paper Company		Material Handling Equipment	Nov-05	86,750		60	FP
International Paper Company		Forklift	Jul-05	57,975		36	OL
Johnson Technology, Inc.	21	EDM Speed Drillers	Apr-02	1,221,500		84	FP
Johnson Technology, Inc.	21	EDM Speed Drillers	May-02	716,000		84	FP
Johnson Technology, Inc.	21	EDM Machines	Sep-02	261,710		84	FP
Johnson Technology, Inc.	21	Material Handling	Feb-02	14,700		84	FP
Johnson Technology, Inc.		Edm Speed Driller	Oct-02	358,000		84	FP
Lightship Holding, Inc. & Lightship Telecom, LLC		Telecommunications, Office Furniture	Jul-04	375,000		24	FP
Mastec North America, Inc.		Various Construction Equipment	Jan-03	2,392,924		60	HP
Mastec North America, Inc.		Kubota Excavators W/Bucket	Apr-03	238,320		36	OL
Mastec North America, Inc.		2001 Manitowoc 28-Ton Boom Truck	Apr-03	125,000		36	OL
Mead Westvaco Corporation		Lumber Milling Equipment	Oct-05	3,630,208		60-84	HP
Meadwestvaco Corporation		Forklifts	Jul-05	432,363		36	OL
Meadwestvaco Corporation		Forklifts	May-05	259,866		36	OL
Meadwestvaco Corporation		Lift Trucks	Aug-05	197,721		48	OL
Meadwestvaco Corporation		Forklift, Dump Truck	May-05	143,472		36-48	OL
Meadwestvaco Corporation		Material Handling	Jan-05	1,019,671		36	OL
Memgen Corporation		Computer, Software & Lab Equip	Sep-03	350,000		24	FP
Miasole		Lab Equipment	Jan-05	25,692		18	FP
National Gypsum Company		CAT Equipment	Jul-02	1,382,558		60	HP
National Gypsum Company		Roll Crusher	Jul-02	884,757		60	HP
National Gypsum Company		CAT Equipment	Jul-01	853,074		60	OL
National Gypsum Company		Tractor	Apr-01	662,273		60	OL
National Gypsum Company		Wheel loader and tractor	Jan-02	383,208		48-60	OL
National Gypsum Company		CAT Equipment	Oct-01	207,266		60	OL
National Gypsum Company		Freightliner Tractor	Nov-02	69,909		56	HP
National Gypsum Company		Dump trailer	Sep-02	24,959		60	HP
National Gypsum Company		CAT Equipment	Aug-02	8,375		47	OL
NBC Universal, Inc.		Electronic Editing System	Jan-05	2,124,286		36	HP
NBC Universal, Inc.		Electronic Editing System	Jul-05	1,113,255		36	HP
NBC Universal, Inc.		Electronic Editing System	Nov-04	905,598		24	OL
NBC Universal, Inc.		Electronic Editing System	Jan-05	803,590		24	OL
NBC Universal, Inc.		Electronic Editing System	Dec-04	256,945		24	OL
NBC Universal, Inc.		Computer Equipment	Mar-05	174,660		22	OL
NBC Universal, Inc.		Computer Equipment	Feb-05	80,921		35	HP
NBC Universal, Inc.		Computer Equipment	Jun-05	46,410		31	HP
New NGC, Inc.		Freightliner Tractors	Jul-05	159,528		72	FP
New NGC, Inc. dba National Gypsum Company		Cat Tractor, Grader, Excavator	Nov-04	1,067,525		60-84	FP,OL
New NGC, Inc. dba National Gypsum Company		Wheel Loader	Jul-03	827,415		60	HP
New NGC, Inc. dba National Gypsum Company		Cat Tractor	Dec-04	477,297		48	OL
New NGC, Inc. dba National Gypsum Company		Caterpillar Quarry Truck	Jul-04	417,280		60	OL
New NGC, Inc. dba National Gypsum Company		Freightliner Tractor	Aug-04	79,328		72	FP
New NGC, Inc. dba National Gypsum Company		Freightliner Tractor	Sep-04	79,328		72	FP
Nortel Networks, Inc.		Office Furniture	Mar-01	1,065,692		83	FP
On24, Inc.		Computer Equipment	Jan-05	130,409		36	FP
On24, Inc.		Computer Equipment	Sep-04	53,317		36	FP
Overnite Transportation Company		Over-the-road Tractors	Jul-04	3,081,360		60	OL
Peabody Holding Company		Joy Mining Equipment	Oct-02	5,083,396		60	FP
Peabody Holding Company, Inc.		Joy Continuous Miner & Haulers	Oct-02	28,039		60	FP
Photuris, Inc.		Testing & Office Equip, Furniture	Mar-01	1,000,000		36	FP
Past performance is not necessarily indicative of future performance.

							Lease
			Commence	Acquisition	Percent	Lease	Type
Lessee	Notes	Equipment Type	Date(s) (1)	Cost (2)	Leverage (3)	Term (4)	(5)
Proficient Networks, Inc.	22	Computer Equipment	Apr-03 to Aug-03	121,141		24	FP
Quick Study Radiology, Inc.		Computer Related Equipment	Apr-03	20,920		26	FO
Rubicon Technology, Inc.		Lapping & Polishing Machine	Sep-03	300,000		18	FP
Rubicon Technology, Inc.		Surface Analyzer	Dec-03	200,000		24	FP
Ryder Integrated Logistics, Inc.		Forklifts and Pallet Truck	Aug-05	586,487		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	Sep-04	161,260		36	FP
Ryder Integrated Logistics, Inc.		Forklifts	Jan-05	154,267		36	OL
Ryder Integrated Logistics, Inc.		Material Handling	Jul-05	135,330		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	Apr-05	130,103		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	May-05	107,723		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	Jun-04	104,683		29-36	OL
Ryder Integrated Logistics, Inc.		Forklifts	Mar-05	65,978		36	OL
Ryder Integrated Logistics, Inc.		Material Handling	Jun-05	47,552		36-60	OL,FP
Ryder Integrated Logistics, Inc.		Forklift	Sep-05	41,403		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	May-04	40,183		36	OL
Ryder Integrated Logistics, Inc.		Forklifts	Aug-04	34,144		36	OL
Ryder Truck Rental, Inc.		Forklifts	Sep-04	34,762		60	OL
Sea Mar Management		Offshore Supply Vessel	Jan-05	250,000		36	FP
SEACOR Marine Inc.	20	Supply boat	Jan-02	1,700,000		60	OL
Seven Hills Paperboard, Llc		Wheel Loader & Forklifts	Oct-03	136,355		36	HP
Silicon Access Networks, Inc.		Testing & Computer Equipment	Apr-02	883,623		24	FP
Silicon Access Networks, Inc.		Computer Peripherals	Aug-01	114,304		30	FP
Silverpop Systems, Inc.		Networking & Computer Equipment	Sep-04	116,986		24	FP
Silverpop Systems, Inc.		Networking & Computer Equip	Nov-04	62,109		24	FP
Sony Pictures Entertainment, Inc.		Digital recorders	Nov-01	762,524		36	FP
StarCite, Inc.		Working Capital Loan	Jul-04	175,000		24	FP
Sussex Ambulance Service NHS Trust		Ambulance & Emergency Vehicles	Dec-04	1,164,625		60	HP
Sussex Ambulance Service NHS Trust		Ambulance & Emergency Vehicles	Jan-05	554,563		60	HP
The Sabine Mining Company		Draglines	Nov-04	12,650,961		62	OL
U.S. Telepacific Corp.		Networking Equipment	Oct-03	599,272		18	FP
U.S. Telepacific Corp.		Titan System Materials	Sep-03	345,944		18	FP
U.S. Telepacific Corp.		Networking Equipment and Office Furniture	Oct-03	54,784		18	FP
Visteon Corporation		Bulk Storage Silos	Jan-04	410,250		60	HP
Whirlpool Corporation		Material Handling Equipment	Jan-04 to Mar-05	3,174,157		36-60	OL, HP, FP
Williams Distributed Power Services, Inc.	16	Micro Turbine Systems	Apr-01	717,356		60	OL
Zeevo, Inc.		Testing & Computer Equipment	Nov-01	99,421		24	FP
Zeevo, Inc.		Testing & Lab Equipment	Feb-02	96,457		24	FP
Zeevo, Inc.		Computer Peripherals	Sep-01	69,443		24	FP
Zeevo, Inc.		Testing & Lab Equipment	Jan-02	53,583		24	FP
Zeevo, Inc.		Testing & Computer Equipment	Apr-02	51,525		24	FP

		ATEL Capital Equipment Fund IX total:		$139,602,925

ATEL Capital Equipment Fund X
Alveolus, Inc.		Senior Term Loan	Sep-05	$250,000		36	FP
Alveolus, Inc.		Senior Term Loan	Oct-05	125,000		36	FP
Arbinet-thexchange		Telecom Switch	Aug-03	654,526		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Hardware	Jun-04	171,041		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Office Furniture	Aug-04	74,243		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Hardware and Phone	Jul-04	73,396		36	FP
Arsenal Digital Solutions Worldwide, Inc.		System Computer Hardware	Nov-04	53,313		36	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Software	Sep-04	44,138		24	FP
Arsenal Digital Solutions Worldwide, Inc.		Software Licenses	Jan-04	42,943		24	FP
Arsenal Digital Solutions Worldwide, Inc.		Computer Software	Nov-04	6,377		24	FP
ARYx Therapeutics		Testing equipment	Apr-03	182,125		30	FP
ARYx Therapeutics		Computer Equipment	Jul-04	115,279		24	FP
Aspen Aerogels, Inc.		Manufacturing Equipment	Nov-04	583,333		36	FP
Ball Corporation		Bulk boxes, Pallets & Tiers	Sep-03	2,793,225		59	FP
Ball Corporation		Bulk boxes, Pallets & Tiers	Oct-03	631,118		60	FP
Ball Corporation		Bulk boxes, Pallets & Tiers	Nov-03	408,800		60	FP
Bedfordshire and Hertfordshire and Paramedic Service NHS Trust		Ambulance & Emergency Vehicles	Jun-05	2,763,106		60	HP
Boingo Wireless, Inc.		Computer Equipment	Sep-04	102,518		30	FP
Boingo Wireless, Inc.		Computer Equipment	Jul-05	33,005		20	FP
Boingo Wireless, Inc.		Computer Equipment	Dec-04	17,953		27	FP
Cargill, Incorporated		Covered Hopper Cars	Mar-05	5,991,497		61	OL
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Jun-05	188,859		36	FP
Cedar Point Communications, Inc.		Computer Equipment	Aug-04	185,618		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Feb-05	125,000		36	FP
Cedar Point Communications, Inc.		Computer Equipment and Office Furniture	Sep-04	73,112		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Jan-05	69,717		36	FP
Cedar Point Communications, Inc.		Computer & Lab Equipment	Sep-05	61,141		36	FP
Cedar Point Communications, Inc.		Computer Equip & Office Funiture	Nov-04	46,554		36	FP
Chelsio Communications, Inc.		Computer Equipment	Nov-05	27,600		24	FP
Colowyo Coal Company L.P.		Walking Drag Line	Apr-03	2,000,000		32	OL
Daimler Chrysler Corporation		Materials Handling	Oct-04	2,363,882		60	FP
Dorado Network Systems Corporation		Computer Equipment	Jul-04	89,066		18	FP
Dorado Network Systems Corporation		Office Furniture	Jun-04	87,430		18	FP
Dorado Network Systems Corporation		Computer Equip & Office Furniture	Jan-05	62,910		18	FP
Dorado Network Systems Corporation		Computer Equipment	Aug-04	48,084		18	FP
Evil Twin Studios, Inc.		Computer Equip & Office Furniture	Aug-05	25,373		24	FP
Evil Twin Studios, Inc.		Computer & Office Equipment	Oct-05	6,549		24	FP
Ford Motor Company		Material Handling	Mar-05	816,888		36-60	FP,HP
Ford Motor Company		Material Handling	Jan-05	635,834		36-60	FP,HP
Ford Motor Company		Material Handling	Feb-05	119,461		36	FP,HP
General Electric Company / GE Aircraft Engines		Machine Tools	Dec-03	6,088,818		62-75	OL, HP
Helijet International, Inc.		Helicopters	Apr-04	2,680,000		60	OL
International Paper Company		Material Handling	May-05	1,836,972		48-72	HP,OL
Past performance is not necessarily indicative of future performance.

							Lease
			Commence	Acquisition	Percent	Lease	Type
Lessee	Notes	Equipment Type	Date(s) (1)	Cost (2)	Leverage (3)	Term (4)	(5)
International Paper Company		PMC Cup Machines	Dec-05	1,713,600		96	FP
International Paper Company		Material Handling Equipment	Jul-05	800,567		36 - 60	OL
International Paper Company		PMC Cup Machine	Jul-05	773,857		96	FP
International Paper Company		Material Handling & Loaders	Oct-05	652,330		60 - 72	FP,HP
International Paper Company		Dozer	Apr-04	593,560		60	OL
International Paper Company		Wheel Loader, Cat Dozer	Jul-05	378,380		60 - 72	HP,OL
International Paper Company		Material Handling Equipment	Nov-05	323,997		60	HP
International Paper Company		Loaders, Material Handling Equip	Aug-05	304,404		60 - 72	FP,HP
International Paper Company		Lift Trucks, Loader	Jun-04 to Aug-04	267,750		36 - 60	HP
International Paper Company		Loader, Carrier	Jun-04	233,840		60	HP
International Paper Company		Deck Crane	Sep-05	89,200		72	HP
International Paper Company		Washer System	Oct-04	26,170		48	FP
Kaiser Foundation Hospitals		Information Storage Equipment	Oct-03	538,742		36	HP
Kaiser Foundation Hospitals		Information Storage Equipment	Nov-03	291,390		36	HP
Kaiser Foundation Hospitals		Information Storage Equipment	Dec-03	110,814		34	HP
Kaiser Foundation Hospitals		Information Storage Equipment	Jan-04	105,488		34	HP
Kaiser Foundation Hospitals		Information Stroage Upgrade	Jun-04	33,288		29	HP
Kent Ambulance NHS Trust		Ambulance & Emergency Vehicles	Sep-05	393,156		60	HP
Lafarge North America, Inc.		Forklifts	Jul-04	1,091,782		36	OL
Lafarge North America, Inc.		Forklifts	Apr-04	836,266		36	OL
Lafarge North America, Inc.		Forklifts	Apr-05	292,968		36	OL
Lafarge North America, Inc.		Railcar Mover	Oct-05	171,137		60	HP
Lightship Holding, Inc. & Lightship		Telecommunications & Office	Jul-04	375,000		24	FP
Telecom, LLC		Furniture
Meadwestvaco Corporation		Lumber Milling Equipment	Oct-05	4,479,872		60 - 84	HP
Meadwestvaco Corporation		Wheel Loader	May-05	169,850		48	OL
Miasole		Lab & Computer Equipment	Apr-05	106,561		18	FP
Miasole		Lab Equipment	Jan-05	25,692		18	FP
New NGC, Inc. dba National Gypsum Company		Cat Tractor & Shovel	Apr-04	1,371,097		42 - 66	OL
On24, Inc.		Computer Equipment	Jan-05	130,409		36	FP
On24, Inc.		Computer & Network Equipment	Aug-05	127,908		36	FP
On24, Inc.		Computer Equipment	Apr-05	70,523		36	FP
On24, Inc.		Computer Equipment	Sep-04	53,317		36	FP
OpenPages, Inc.		Computer & Office Equipment	Apr-05	290,010		36	FP
OpenPages, Inc.		Computer & Office Equip, Furniture	Sep-05	174,651		36	FP
Overnite Transportation Company		Over-the-road Tractors	Nov-04	3,835,450		60	OL
Overnite Transportation Company		Over-the-road Tractors	May-04	1,543,420		60	OL
Overnite Transportation Company		Over-the-road Tractors	Apr-04	848,881		60	OL
Overnite Transportation Company		Over-the-road Tractors	Jul-05	239,082		60	OL
Oxfordshire Ambulance Service NHS		Patient Transport Vehicles	May-05	419,180		60	FP
Oxfordshire Ambulance Service NHS		Ambulance & Emergency Vehicles	Apr-05	387,153		60	FP
Renal Solutions, Inc.		Senior Term Loan	Aug-05	500,000		36	FP
Silverpop Systems, Inc.		Networking & Computer Equipment	Sep-04	116,986.00		24	FP
Silverpop Systems, Inc.		Networking & Computer Equip	Nov-04	62,109.00		24	FP
Starcite, Inc.		Working Capital Loan	Jul-04	175,000		24	NR
Sussex Ambulance Service NHS Trust		Ambulance & Emergency Vehicles	Dec-04	1,164,624.79		60	HP
Sussex Ambulance Service NHS Trust		Ambulance & Emergency Vehicles	Jan-05	554,562.80		60	HP
Technorati, Inc.		Computer Equip & Office Furniture	Oct-05	150,000.00		36	FP
The Sabine Mining Company		Draglines	Nov-04	12,650,961.00		62	OL
Washington Group International, Inc.		Mining Equipment	Oct-05	4,846,808.00		60 - 84	FP

		ATEL Capital Equipment Fund X total:		$77,647,597

		TOTAL OF ALL FUNDS:		$466,291,298

Past performance is not necessarily indicative of future performance.

TABLE VI ACQUISITION OF EQUIPMENT FOOTNOTES

(1)	In many cases, a Lease transaction is funded over a period of time according to the Lessee’s requirements. Therefore “Commencement Date(s)” expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

(2)	“Acquisition Cost” includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

(3)	“Percent Leverage” represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be “leveraged” (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

(4)	“Lease Term” is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

(5)	A designation of “FP” indicates that the aggregate rents to be received during the Term equal or exceed the Acquisition Price of the Equipment. A designation of “HP” indicates that the aggregate rents to be received during the Term equal or exceed 90% of the Acquisition Price of the Equipment. A designation of “OL” indicates that the aggregate rents to be received during the Term are less than 90% of the Acquisition Price of the Equipment. A designation of “NR” indicates that the transaction is a note receivable.

(6)	A division of Waban, Inc.

(7)	Aircraft is based out of the Republic of Finland.

(8)	Lessee is General Electric Company, by its division GE Aircraft Engines.

(9)	Lessee is General Electric Company, by its division GE Plastics.

(10)	Asset is held in a trust. A 20% beneficial interest in the trust is held by Fund 7, with the remaining 80% beneficial interest in the trust held by Fund 8.

(11)	Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

(12)	Asset is held by a special purpose entity. Acquisition cost represents 51% of the total cost. The remaining 49% is owned by an unaffiliated program but continues to be managed by an affiliate.

(13)	Guaranteed 40% by Seacor Smit, Inc. and 60% by Transportacion Maritima Mexicana.

(14)	Asset is held in a trust. A majority beneficial interest in the trust is held by the program, with the remaining beneficial interest in the trust held by an unaffiliated program managed by an affiliate.

(15)	Assets are on short-term sub-leases with various sub-lessees.

(16)	Guaranteed by Williams Companies, Inc.

(17)	Asset held in a trust with Bank of New York as Trustee. Two distinct beneficial interests in the trust estate, representing an aggregate 42.5% interest of the total trust estate, purchased in two separate transactions. The remaining 57.5% of the trust estate is owned by an unaffiliated institutional investor. Trustee may only act upon unanimous instructions of all beneficial owners in the trust estate.

(18)	Guaranteed by CVS Corporation.

(19)	Lessee is acting through its division, GE Engine Services, Inc.

(20)	Guaranteed by SEACOR Smit Inc. Graham Offshore LLC changed from Graham Offshore, Inc on December 31, 2003. Seacor Marine LLC changed from Seacor Marine, Inc. on December 31, 2003.

(21)	Guaranteed by General Electric Company acting through its division GE Aircraft Engines operating division.

(22)	Merged with and now named Infiniroute Networks as of April 2004.

(23)	Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. All original lease payments were made. The lease was assumed by Vanguard Car Rental on November 11, 2003.

(24)	Name changed to LaFarge North America, Inc.
Past performance is not necessarily indicative of future performance.